                                                                   EXHIBIT 10.49







                                CREDIT AGREEMENT



                                  by and among


                           MEGO MORTGAGE CORPORATION,

                            THE LENDERS PARTY HERETO,


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    AS AGENT










                            dated as of June 20, 1997

                                TABLE OF CONTENTS



ARTICLE I  DEFINITIONS......................................................................................... -1-

ARTICLE II  THE CREDITS........................................................................................-24-

                     2.1.      Commitment, Sublimits and Types of Advances.....................................-24-
                               2.1.1.    Commitment and Lending Sublimits......................................-24-
                               2.1.2.    Borrowing Base Sublimits..............................................-25-
                               2.1.3.    Types of Advances.....................................................-25-
                     2.2.      Primary Advances................................................................-25-
                     2.3.      Buy Down Advances...............................................................-25-
                     2.4.      Swingline Advances..............................................................-26-
                     2.5.      Reallocation of Swingline Advances..............................................-26-
                     2.6.      Fees............................................................................-27-
                               2.6.1.    Facility Fees.........................................................-27-
                               2.6.2.    Closing Fees..........................................................-27-
                               2.6.3.    Agent Fees............................................................-27-
                               2.6.4.    Collateral Agent Fees.................................................-27-
                               2.6.5.    Deficiency Fees Payable in connection with Buy Down Loans.............-27-
                     2.7.      Method of Selecting Types and Interest Periods for New Advances.................-27-
                     2.8.      Conversion and Continuation of Outstanding Advances.............................-28-
                     2.9.      Reductions to Aggregate Commitment..............................................-29-
                     2.10.     Principal Payments..............................................................-29-
                               2.10.1.  Optional Principal Payments............................................-29-
                               2.10.2.  Required Payments Related to Borrowing Base............................-29-
                               2.10.3.  Settlement Account Payments............................................-29-
                               2.10.4.  Final Payment on Termination Date......................................-30-
                     2.11.     Changes in Interest Rate, Etc...................................................-30-
                     2.12.     Rates Applicable After Default..................................................-30-
                     2.13.     Method of Payment...............................................................-30-
                     2.14.     Notes; Telephonic Notices.......................................................-31-
                     2.15.     Interest Payment Dates; Interest and Fee Basis..................................-31-
                     2.16.     Notification by the Agent.......................................................-31-
                     2.17.     Lending Installations...........................................................-31-
                     2.18.     Non-Receipt of Funds by the Agent...............................................-32-

ARTICLE III  CHANGE IN CIRCUMSTANCES...........................................................................-32-

                     3.1.      Yield Protection................................................................-32-
                     3.2.      Changes in Capital Adequacy Regulations.........................................-33-
                     3.3.      ................................................................................-33-
                     3.4.      Funding Indemnification.........................................................-33-
                     3.5.      Lender Statements; Survival of Indemnity........................................-33-


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
ARTICLE IV  CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION....................................................-34-

                     4.1.      Effectiveness...................................................................-34-
                     4.2.      Each Advance....................................................................-35-
                     4.3.      Withholding Tax Exemption.......................................................-36-

ARTICLE V  REPRESENTATIONS AND WARRANTIES......................................................................-36-

                     5.1.      Corporate Existence and Standing................................................-36-
                     5.2.      Authorization and Validity......................................................-36-
                     5.3.      No Conflict; Government Consent.................................................-36-
                     5.4.      Financial Statements............................................................-37-
                     5.5.      Material Adverse Change.........................................................-37-
                     5.6.      Taxes...........................................................................-37-
                     5.7.      Litigation and Contingent Obligations...........................................-37-
                     5.8.      Subsidiaries....................................................................-37-
                     5.9.      ERISA...........................................................................-38-
                     5.10.     Accuracy of Information.........................................................-38-
                     5.11.     Regulation U....................................................................-38-
                     5.12.     Material Agreements.............................................................-38-
                     5.13.     Compliance With Laws............................................................-38-
                     5.14.     Ownership of Properties.........................................................-38-
                     5.15.     Plan Assets; Prohibited Transactions............................................-38-
                     5.16.     Investment Company Act..........................................................-38-
                     5.17.     Public Utility Holding Company Act..............................................-39-
                     5.18.     FHA and FNMA Eligibility........................................................-39-
                     5.19.     Subordinated Indebtedness.......................................................-39-
                     5.20.     Eligibility.....................................................................-39-
                     5.21.     Recourse Servicing..............................................................-39-

ARTICLE VI  COVENANTS..........................................................................................-39-

                     6.1.      Financial Reporting.............................................................-39-
                     6.2.      Use of Proceeds.................................................................-42-
                     6.3.      Notice of Default...............................................................-42-
                     6.4.      Conduct of Business.............................................................-42-
                     6.5.      Taxes...........................................................................-42-
                     6.6.      Insurance.......................................................................-42-
                     6.7.      Compliance with Laws............................................................-43-
                     6.8.      Maintenance of Properties.......................................................-43-
                     6.9.      Inspection......................................................................-43-
                     6.10.     Dividends.......................................................................-43-
                     6.11.     Indebtedness....................................................................-43-
                     6.12.     Merger..........................................................................-44-
                     6.13.     Sale of Assets..................................................................-44-
                     6.14.     Investments and Acquisitions....................................................-45-
                     6.15.     Liens...........................................................................-45-
                     6.16.     Affiliates......................................................................-46-

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



                     6.17.     Financial Covenants.............................................................-46-
                               6.17.1.  Adjusted Leverage Ratio................................................-46-
                     6.18.     Compliance with Security Agreement..............................................-47-
                     6.19.     Recourse Servicing..............................................................-47-
                     6.20.     FHA and FNMA Approvals..........................................................-47-
                     6.21.     Approved Investor Commitments...................................................-47-
                     6.22.     Settlement Account..............................................................-47-
                     6.23.     Subordinated Indebtedness.......................................................-47-
                     6.24.     Excluded Subsidiaries...........................................................-47-

ARTICLE VII  DEFAULTS..........................................................................................-48-

ARTICLE VIII  COLLATERAL, ACCELERATION AND OTHER REMEDIES......................................................-50-

                     8.1.      Security and Collateral Agency Agreement........................................-50-
                     8.2.      AP Qualifying Loans.............................................................-50-
                     8.3.      Release of Collateral...........................................................-50-
                     8.4.      Settlement Account..............................................................-51-
                     8.5.      Termination.....................................................................-51-
                     8.6.      Acceleration....................................................................-51-
                     8.7.      Other Remedies..................................................................-51-
                     8.8.      Application of Proceeds.........................................................-53-
                     8.9.      Preservation of Rights..........................................................-53-

ARTICLE IX  AMENDMENTS; WAIVERS; GENERAL PROVISIONS............................................................-53-

                     9.1.      Amendments and Waivers..........................................................-53-
                     9.2.      Survival of Representations.....................................................-54-
                     9.3.      Governmental Regulation.........................................................-54-
                     9.4.      Taxes...........................................................................-55-
                     9.5.      Entire Agreement................................................................-55-
                     9.6.      Several Obligations; Benefits of this Agreement.................................-55-
                     9.7.      Expenses; Indemnification.......................................................-55-
                     9.8.      Nonliability of Lenders.........................................................-55-
                     9.9.      Severability of Provisions......................................................-56-
                     9.10.     Headings........................................................................-56-
                     9.11.     Numbers of Documents............................................................-56-
                     9.12.     Accounting......................................................................-56-
                     9.13.     Confidentiality.................................................................-56-
                     9.14.     Nonreliance.....................................................................-56-
                     9.15.     Disclosure......................................................................-56-

ARTICLE X  THE AGENT AND THE COLLATERAL AGENT..................................................................-57-

                     10.1.     Appointment; Nature of Relationship.............................................-57-
                     10.2.     Powers..........................................................................-57-
                     10.3.     General Immunity................................................................-57-
                     10.4.     No Responsibility for Loans, Recitals, Etc......................................-57-

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
                     10.5.     Action on Instructions of Lenders...............................................-58-
                     10.6.     Employment of Agents and Counsel................................................-58-
                     10.7.     Reliance on Documents; Counsel..................................................-58-
                     10.8.     Agent's Reimbursement and Indemnification.......................................-58-
                     10.9.     Notice of Default...............................................................-58-
                     10.10.    Rights as a Lender..............................................................-59-
                     10.11.    Lender Credit Decision..........................................................-59-
                     10.12.    Successor Agent.................................................................-59-

ARTICLE XI  SETOFF; RATABLE PAYMENTS...........................................................................-60-

                     11.1.     Setoff..........................................................................-60-
                     11.2.     Ratable Payments................................................................-60-
                     11.3.     Custodial Accounts..............................................................-60-

ARTICLE XII  ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES.................................................-60-

                     12.1.     Successors and Assigns..........................................................-60-
                     12.2.     Participations..................................................................-61-
                               12.2.1.  Permitted Participants; Effect.........................................-61-
                               12.2.2.  Voting Rights..........................................................-61-
                               12.2.3.  Benefit of Setoff......................................................-61-
                     12.3.     Assignments.....................................................................-61-
                               12.3.1.  Permitted Assignments..................................................-61-
                               12.3.2.  Effect; Effective Date.................................................-61-
                     12.4      Commitment Increases............................................................-62-
                               12.4.1.  Increases to Aggregate Commitment......................................-62-
                               12.4.2.  Procedure for Increases and Addition of New Lenders....................-62-
                     12.5.     Dissemination of Information....................................................-62-
                     12.6.     Tax Treatment...................................................................-63-

ARTICLE XIII  NOTICES..........................................................................................-63-

                     13.1.     Notices.........................................................................-63-
                     13.2.     Change of Address...............................................................-63-

ARTICLE XIV  COUNTERPARTS......................................................................................-63-

ARTICLE XV  CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL.......................................-63-

                     15.1.     CHOICE OF LAW...................................................................-63-
                     15.2.     CONSENT TO JURISDICTION.........................................................-63-
                     15.3.     WAIVER OF JURY TRIAL............................................................-64-



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
SCHEDULES

SCHEDULE "1"         COMMITMENTS AND COMMITMENT PERCENTAGE
SCHEDULE "2"         LIST OF APPROVED INVESTORS
SCHEDULE "3"         SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE "4"         INDEBTEDNESS AND LIENS
SCHEDULE "5"         BORROWER'S UNDERWRITING STANDARDS
SCHEDULE "6"         BORROWER'S PROPERTY VALUATION PROCEDURES
SCHEDULE "7"         DESCRIPTION OF TRUSTEE'S RIGHT TO TERMINATE THE BORROWER'S
                     RIGHTS TO SERVICE CERTAIN SECURITIZATIONS
SCHEDULE "8"         DESCRIPTION OF EXISTING AGREEMENTS WITH AFFILIATES
SCHEDULE "9"         FORM OF DELINQUENCY, DEFAULT AND LOSS REPORT


EXHIBITS

EXHIBIT "A"          NOTE
EXHIBIT "B"          FORM OF OPINION
EXHIBIT "C"          FORM OF GREENWICH TRI-PARTY AGREEMENT
EXHIBIT "D"          COLLATERAL TRANSMITTAL
EXHIBIT "E"          AGREEMENT TO PLEDGE
EXHIBIT "F"          COMPLIANCE CERTIFICATE
EXHIBIT "G"          BORROWING BASE CERTIFICATE
EXHIBIT "H"          FORM OF PEC TRI-PARTY AGREEMENT
EXHIBIT "I"          SECURITY AND COLLATERAL AGENCY AGREEMENT
EXHIBIT "J"          ASSIGNMENT AGREEMENT
EXHIBIT "K"          FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT
EXHIBIT "L"          LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
EXHIBIT "M"          MARKET VALUATION FORMULA
EXHIBIT "N"          INITIAL APPROVED MARKET VALUE REFERENCE INVESTORS

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



                                CREDIT AGREEMENT


         This Agreement, dated as of June 20, 1997, is among Mego Mortgage Corporation, a Delaware corporation, the Lenders, and The First National Bank of Chicago, as Agent.


                                    RECITALS

         The revolving credit facility made available to the Borrower pursuant to this Agreement shall be used for the origination, acquisition and warehousing of FHA Title I secured and unsecured loans and conventional debt consolidation and home improvement residential secured and unsecured loans pending their sale or securitization. In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Included Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Additional Required Qualifying Loan Documents" means the instruments and documents described in Schedule "B" to the Security Agreement.

         "Adjusted Tangible Net Worth" means Tangible Net Worth, plus the lesser of (a) the then-outstanding principal balance of the Subordinated Notes and (b) $90,000,000.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means, as of any date, the aggregate of the Lenders' then-current Commitments under this Agreement, as reduced or increased from time to time, but in no event shall the Aggregate Commitment exceed $90,000,000 without the approval of the Borrower, the Agent and all of the Lenders. The Aggregate Commitment as of the date hereof is $40,000,000, as shown on Schedule "1".

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in
Section 5.4.

         "Agreement to Pledge" means a written pledge substantially in the form of Exhibit "E" to this Agreement executed by the Borrower and delivered by facsimile to the Collateral Agent, specifically identifying all Qualifying Loans with respect to which the Required Qualifying Loan Documents are not being delivered on or before the Pledge Date of such Qualifying Loan.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

         "AP Qualifying Loan" means, on any date, any Qualifying Loan which has been identified in an Agreement to Pledge and for which the Collateral Agent has not received the Required Qualifying Loan Documents for such Qualifying Loan by such date.

         "Applicable Margin" means one and one-half percent (1.50%) per annum.

         "Approved Investor" means, as of any time, any of the institutions listed on Schedule "2" attached hereto and any other institution approved in writing by the Agent (with prompt notice to the Lenders), such approval not to be unreasonably withheld, which Approved Investor shall be approved for (i) the purchase of Title I Qualifying Loans if it has a "1" following its name, (ii) the purchase of Conventional HI/DC Qualifying Loans if it has a "2" following its name and/or (iii) entering into repurchase agreements if it has a "3" following its name; provided that any such institutions listed on Schedule "2" or previously approved by the Agent may be eliminated as an Approved Investor (or as an Approved Investor of a specific type) by written notice to the Borrower from the Agent, which elimination notice shall be given only for reasonable cause or at the election of the Required Lenders, and in either case any commitments issued by any such formerly-Approved Investor after such elimination shall not constitute Approved Investor Commitments, but commitments of such formerly-Approved Investor existing at the time of such elimination shall continue to be Approved Investor Commitments.

         "Approved Investor Commitment" means a commitment issued by an Approved Investor to purchase Qualifying Loans from the Borrower and from the Collateral Agent pursuant to the applicable Tri-Party Agreement with such Approved Investor.

         "Approved Shareholders" means any of Mr. Robert Nederlander, Mr. Jerome
J. Cohen, Mr. Don A. Mayerson, Mr. Eugene I. Schuster or Mr. Herbert B. Hirsch or any entity in which one or more of such individuals holds a majority of the voting stock or interests.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment" means a duly executed assignment for the benefit of the Lenders of a Mortgage, of the indebtedness secured thereby, and of all documents and rights related to the Qualifying Loan secured by such Mortgage in accordance with the requirements of the Security Agreement.

         "Authorized Officer" means any of the Chairman, President or any Vice President of the Borrower, acting singly.

         "Basic Eligibility Requirements" for a Pledged Qualifying Loan shall mean that each of the following statements is accurate and complete with respect to such Pledged Qualifying Loan:

                  (i) The Borrower is the legal and equitable owner and holder of such Pledged Qualifying Loan and has full power and authority to pledge such Pledged Qualifying Loan. Such Pledged Qualifying Loan and each commitment of a Person to purchase Qualifying Loans from the Borrower (including Approved Investor Commitments) has been duly and validly issued to the Borrower, and each Pledged Qualifying Loan constitutes Eligible Collateral, has been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and is subject to no Lien other than the lien of the Security Agreement in favor of the Agent for the benefit of the Lenders.

                  (ii) Each requirement of any federal, state or local law including, without limitation, the Title I Regulations (with respect to Title I Qualifying Loans), usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pledged Qualifying Loan has been complied with.

                  (iii)    With respect to each Pledged Qualifying Loan:

                           (1) it has been originated either by the Borrower or by the dealer or correspondent from whom the Borrower has acquired such Pledged Qualifying Loan, it meets all of the Borrower's underwriting requirements and all Required Qualifying Loan Documents and Additional Required Qualifying Loan Documents have been duly executed and delivered by the parties thereto,

                           (2) it is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law),

                           (3) if such Pledged Qualifying Loan is secured by a Mortgage, the property securing such Pledged Qualifying Loan is free and clear of all Liens except in favor of the Borrower subject only to (a) the Lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and which do not materially adversely affect the value of such property; (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage or the use, enjoyment, value or marketability of the related property; and (d) senior mortgage Liens to the extent permissible under the underwriting standards applicable to such Pledged Qualifying Loan,

                           (4) it has been correctly described in the Collateral Transmittal submitted to the Collateral Agent in respect of such Pledged Qualifying Loan,

                           (5) it has been fully funded to the obligor or, if such Pledged Qualifying Loan is a conventional home improvement loan which is evidenced by a RIC or combined debt consolidation/home improvement loan which is partially evidenced by a RIC and has been acquired by the Borrower from a home improvement dealer, labor and materials to be performed and installed for the benefit of the obligor have been completed and a completion certificate executed by obligor reflecting acceptance of such labor and materials has been delivered to the Borrower,

                           (6) unless a Qualifying Loan was originated by the Borrower, the correspondent or dealer from whom the Borrower has acquired such Pledged Qualifying Loan has been paid the full acquisition price therefor, in either case by wire transfer, transmittal through the "Automated Clearing House" or any similar private clearing house for interbank transfers of funds, cashier's check or a cleared check or draft and, if any such item has not been collected upon and paid to the payee thereof, such amounts have been reflected in Uncleared Loan Funding Checks and deducted in calculating the Borrowing Base,

                           (7) the Collateral Agent has in its possession (other than with respect to Pledged Qualifying Loans which are then the subject of an Agreement to Pledge) all Required Qualifying Loan Documents other than those documents and instruments which are in the possession of the Borrower pursuant to a Trust Receipt or in the possession of a Person to whom delivery was made pursuant to an Investor Transmittal Letter,

                           (8) if such Pledged Qualifying Loan is secured by a Mortgage, such Mortgage and all assignments necessary to convey such Mortgage to the Borrower have been or will be promptly duly recorded where necessary and each is in a form which will comply with all applicable state or local recording, registration and filing laws and regulations,

                           (9) except to the extent permitted by clause (v) of the definition of "Eligible Qualifying Loan", there are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Pledged Qualifying Loan or the indebtedness evidenced and secured thereby or with respect to any Required Qualifying Loan Document and, other than the related Required Qualifying Loan Documents and Additional Required Qualifying Loan Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting such Pledged Qualifying Loan which have not been delivered to the Collateral Agent,

                           (10) each Assignment (a) has been duly authorized by all necessary corporate action by the Borrower, duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles, and (b) is in a form which will comply with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of the rights, powers and benefits of the Borrower as mortgagee,

                           (11) upon the recordation of each Assignment and assuming the possession of the Required Qualifying Loan Documents by the Collateral Agent and filing of Uniform Commercial Code financing statements in proper form in the applicable filing offices, the Collateral Agent, for the benefit of the Lenders, will have a valid and perfected first priority security interest in such Pledged Qualifying Loan and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity,

                           (12) except for those Qualifying Loans which are not secured by a Mortgage, the market value of the premises securing such Pledged Qualifying Loan has been determined, at the origination or acquisition of the related Qualifying Loan, by the Borrower in accordance with valuation procedures described on Schedule "6" attached hereto and is in compliance with the Borrower's applicable underwriting standards set forth in Schedule "5",

                           (13) (a) except for any Title I Qualifying Loans, all fire and casualty policies covering the premises encumbered by each Pledged Qualifying Loan (i) name the Borrower as an insured (subject to the prior rights of senior mortgage holders) under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where such premises is located, (ii) are in full force and effect, and (iii) afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available and (b) if such Pledged Qualifying Loan is secured by a Mortgage on premises located in a flood plain as shown on applicable federal flood zone maps, insurance protecting the owner of the premises and the Borrower (subject to the prior rights of senior mortgage holders) against flood hazards as required by FHA is in full force and effect.

                           (iv) There shall be no breach of the covenants contained in Paragraph 12 of the Security Agreement and there shall be no breach of any of the following covenants (the sole remedy for which shall be the removal of such Pledged Qualifying Loan as Eligible Collateral):

                                    (1)      the Borrower shall not (a) amend or
                  modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Qualifying Loan or any rights related to any of the foregoing, if such amendment, modification or waiver materially and adversely affects the Collateral Value of such Pledged Qualifying Loan, or impairs the marketability of such Pledged Qualifying Loan or (b) release any security or obligor, or, through any other activity or inactivity, cause any Pledged Qualifying Loan which shall have been eligible for purchase to become ineligible for purchase in accordance with the Approved Investor Commitment related to such Pledged Qualifying Loan,

                                    (2)      the Borrower shall not sell,
                  assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to the Security Agreement), any of the Collateral or any interest therein, other than sales effected pursuant to an Approved Investor Commitment and related Investor Transmittal Letters or following a release thereof as provided in Section
                  8.3 with respect to releases of Pledged Qualifying Loans,

                                    (3)      the Borrower is the servicer for
                  and shall service all Pledged Qualifying Loans in accordance with the requirements of the Approved Investor Commitments through a Subservicing Agreement with Preferred Equities Corporation, an Affiliate of Borrower, and subject to the terms of the PEC Tri-Party Agreement,

                                    (4)      the Borrower shall hold all escrow
                  funds, if any, collected in respect of Pledged Qualifying Loans in trust, without commingling the same with any other fund, and apply the same for the purposes for which such funds were collected provided that such obligation with respect to Pledged Qualifying Loans shall not arise until 30 days after the origination or acquisition of the applicable Qualifying Loan,

                                    (5)      the Borrower shall observe and
                  perform all of its obligations in connection with each Approved Investor Commitment related to any Pledged Qualifying Loan. Within forty-eight (48) hours after a request therefor by the Agent, a copy of each Approved Investor Commitment certified by the Borrower, or if requested by the Agent at any time after a Default has occurred, the originals of such Approved Investor Commitments shall be delivered to the Agent,

                           (6) the Borrower shall hold any prepayment (which term excludes the principal portion of scheduled monthly payments made on a Qualifying Loan) arising from or relating to any Pledged Qualifying Loan in trust, as security for the Lenders, until such Qualifying Loan is removed from the Borrowing Base or the Collateral Value of such Qualifying Loan is appropriately reduced on account of such prepayment, in each case in accordance with this Agreement or, if a Default has occurred and is continuing under this Agreement, then immediately remit to the Agent such prepayments (and all interest and earnings thereon or with respect thereto),

                           (7) the Borrower shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers (including, without limitation, Assignments) as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Lenders and to create, maintain and preserve the security and benefits intended to be afforded by this Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral, and

                           (8) the Borrower shall promptly notify the Agent and the Collateral Agent of the occurrence of any event which would cause any Eligible Collateral to become Ineligible Collateral, provided that such notification arising from delinquent payments or prepayments shall be given at the times and in the manner expressly provided herein.

         "Borrower" means Mego Mortgage Corporation, a Delaware corporation, and its successors and assigns.

         "Borrowing Base" means, as of any date, subject to the Borrowing Base Sublimits, the sum of the amounts determined by applying the following percentages to the Collateral Values of the following categories of Eligible Collateral, without duplication as any asset is converted from one category to another, as described below (and the Borrower, by including any Pledged Qualifying Loan in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Agent, the Collateral Agent and the Lenders that such Pledged Qualifying Loan constitutes Eligible Collateral):

                           (i) one hundred percent (100%) of that portion of the balance in the Settlement Account in excess of $100,000,

                           (ii) ninety-seven percent (97%) of the Collateral Value of Eligible Title I Qualifying Loans, and

                           (iii) ninety-five percent (95%) of the Collateral Value of Eligible Conventional HI/DC Qualifying Loans,

less the aggregate amount of Uncleared Loan Funding Checks on such date.

         In connection with the Borrowing Base, the Agent is hereby authorized by the Lenders to grant temporary waivers of strict compliance by the Borrower with the eligibility requirements regarding qualification of any Collateral as Eligible Collateral or with the Lending Sublimits or Borrowing Base Sublimits when the Agent deems it appropriate, in its sole discretion, if the aggregate amount of deviation from strict compliance, based on the Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Lending Sublimits or Borrowing Base Sublimits does not exceed $200,000 at any time or up to any amount for up to three (3) Business Days, if the satisfaction of such eligibility requirements or sublimits cannot be independently determined because of events beyond the reasonable control of the Borrower (i.e. natural disasters, transmission failures, etc.), provided that, if such determination cannot be made for more than one (1) Business Day, the Borrower certifies in writing that all such eligibility requirements and sublimits are in fact satisfied.

         "Borrowing Base Certificate" means a certificate executed by the chief financial officer of the Borrower (or another Authorized Officer of the Borrower) to be delivered to the Agent substantially in the form attached hereto as Exhibit "G".

         "Borrowing Base Sublimits" is defined in Section 2.1.2.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Houston, Atlanta and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Houston, Atlanta and New York for the conduct of substantially all of their commercial lending activities.

         "Buy Down Advance" means an Advance made by one or more of the Lenders, on a non-prorata basis, at the Buy Down Rate.

         "Buy Down Loan" means a Loan which bears interest at the Buy Down Rate.

         "Buy Down Rate" means, with respect to a Buy Down Loan, a per annum rate of interest equal to the sum of (i) one eighth of one percent (0.125%) plus
(ii) the Applicable Margin.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Included Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (iii) leasehold improvement expenditures for which the Borrower or an Included Subsidiary is reimbursed promptly by the lessor.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means that Mego Financial, directly or indirectly through one or more of its Subsidiaries, shall cease to own, free and clear of all liens or other encumbrances, at least 51% of the outstanding shares of voting stock of the Borrower on a fully diluted basis unless at all times thereafter no Person, or two or more Persons acting in concert (other than Mego Financial and one or more of the Approved Shareholders) shall hold beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more of the outstanding shares of voting stock of the Borrower than are then held by the Approved Shareholders in the aggregate.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all right, title and interest of the Borrower, of every kind and nature, in and to all of the following property, assets and rights of the Borrower wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, acquired by or accruing or owing to the Borrower, and all proceeds and products thereof:

                  (i) all Pledged Qualifying Loans, whether Eligible Collateral or Ineligible Collateral (unless released in accordance with Section 8.3 hereof), including all Required Qualifying Loan Documents related thereto;

                  (ii) any commitments or other agreements issued by the FHA to insure or guarantee any Pledged Qualifying Loan;

                  (iii) the Settlement Account and all uncollected deposits into the Settlement Account;

                  (iv) all property related to the foregoing, including without limitation, the right to service Pledged Qualifying Loans while owned by the Borrower, all accounts and general intangibles of whatsoever kind so related and all documents or instruments delivered to the Collateral Agent in respect of any Pledged Qualifying Loan, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Mortgage securing a Pledged Qualifying Loan; and

                  (v)      all proceeds and products of any of the foregoing.

         "Collateral Agent" means First Chicago National Processing Corporation or its successor, as Collateral Agent under the Security Agreement.

         "Collateral Agent Review Procedure" means the required review steps set forth in Exhibit "1" to the Security Agreement.

         "Collateral Transmittal" means a transmittal from the Borrower to the Collateral Agent in written form of the following information for the following submissions or special treatment of different types of Collateral: (i) the information described on Exhibit "D" for each AP Qualifying Loan covered by any Agreement to Pledge, and (ii) the information described on Exhibit "D" (other than the entry thereon for "AP Status Code") for each Pledged Qualifying Loan not covered by an Agreement to Pledge.

         "Collateral Value" means, with respect to each asset included in Eligible Collateral on any given day, a value determined as follows:

                  (i) Cash shall be conclusively determined between the Collateral Agent and the Agent to avoid duplication with the Collateral Value of other Collateral; and

                  (ii) Each Pledged Qualifying Loan shall be valued at the lowest of (A) (i) for all Pledged Qualifying Loans other than HLTV Loans, one hundred percent (100%) of the unpaid principal balance of such Qualifying Loan on its Pledge Date or (ii) for all Pledged Qualifying Loans that are also HLTV Loans, ninety-five percent (95%) of the unpaid principal balance of such Qualifying Loan on its Pledge Date, or (B) the net acquisition cost (including any discounts and excluding any servicing released premium) of such Qualifying Loan, if acquired by the Borrower, or (C) the weighted average purchase price (expressed as a percentage of par) committed to by Greenwich Capital under its most recent "Pricing Letter" (as defined in the Greenwich Tri-Party Agreement) delivered to the Agent which could cover such Qualifying Loan applied to the unpaid principal balance of such Qualifying Loan on its Pledge Date or (D) at the discretion of the Agent, if the Agent believes in good faith that the commitment of Greenwich Capital may not be available, the then-current market value of such Qualifying Loan as determined by the Agent based upon a survey conducted by the Agent of two or more of the investors identified on Exhibit N attached hereto and any other investor suggested by the Borrower and approved by the Agent which is then selling or buying such type of Qualifying Loan and taking the pricing (or, if more than one firm responds to the survey, the average of the pricing) received from such survey less, in each case, (E) any full or partial principal prepayments made on account of such Pledged Qualifying Loan after its Pledge Date. The values described in (A) and (B) of the preceding sentence (including the determination as to whether or not such Pledged Qualifying Loan is an HLTV Loan) shall be as determined by the Borrower as of the Pledge Date of the applicable Pledged Qualifying Loan and reported to the Collateral Agent on the Pledge Date. The values calculated under (C) above shall be recalculated not less than monthly upon each issuance by Greenwich Capital of a new "Pricing Letter" (or, if such Pledged Qualifying Loan is covered only by a different Approved Investor, by such other Approved Investor's similar pricing report) and shall be computed by the Borrower and reported to the Collateral Agent within two (2) Business Days after such issuance.

         "Commitment" means, for each Lender, the sum of such Lender's Primary Commitment and Swingline Commitment, if any.

         "Commitment Percentage" means, for each Lender as of any date, the percentage of the Aggregate Commitment represented by such Lender's Commitment, as it may be amended from time to time, which initially shall be as set forth on Schedule "1".

         "Condemnation" is defined in Section 7.8.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract excluding, however, any contingent obligations of the Borrower to repurchase Qualifying Loans or to indemnify any party having an interest in such Qualifying Loans against any loss arising from breaches of any representations or warranties made by the Borrower regarding the then-current condition of such Qualifying Loans at the time of the creation of such party's interest therein.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conventional HI/DC Qualifying Loan" means a Qualifying Loan which is either (i) a home improvement loan made solely for the purpose of funding improvements to a Single Family Residence, (ii) a debt consolidation loan made solely for the purposes of repaying other debts of the obligor thereunder, or
(iii) a combination of such a home improvement loan and a debt consolidation loan.

         "Conversion/Continuation Notice" is defined in Section 2.8.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

         "Coverage Requirement" means, as of any date, the aggregate unpaid principal amount then outstanding under this Agreement.

         "Covered Loan" means any Eligible Qualifying Loan that is subject to an Approved Investor Commitment issued by, and meets all of the requirements for sale to, at least one Approved Investor, and which, when aggregated with all other Eligible Qualifying Loans then subject to such Approved Investor Commitment, would not cause the aggregate principal balance of such Eligible Qualifying Loans to exceed the maximum amount of Qualifying Loans that such Approved Investor is then obliged to purchase.

         "Debt Evidence" means a Mortgage Note, an Unsecured Note or a RIC.

         "Default" means an event described in Article VII.

         "Effective Date" is defined in Section 4.1.

         "Eligible Collateral" means, as of any date, all Eligible Conventional HI/DC Qualifying Loans and Eligible Title I Qualifying Loans.

         "Eligible Conventional HI/DC Qualifying Loan" means an Eligible Qualifying Loan which: (i) is a Conventional HI/DC Qualifying Loan, (ii) is in conformance with the Borrower's existing underwriting standards as outlined on Schedule "5" attached, (iii) was for an original principal amount at origination of less than $100,000, (iv) if such Eligible Qualifying Loan is secured by a Mortgage, had a loan-to-value ratio at origination of not more than 125% using the Borrower's market value determination of the premises securing such Eligible Qualifying Loan as described in clause (iii)(12) of the definition of "Basic Eligibility Requirements", (v) is either (A) a Covered Loan or (B) if it is not a Covered Loan on any date, would not cause Eligible Collateral to have included Eligible Qualifying Loans that are not Covered Loans on more than thirty (30) days during the then-current fiscal quarter of the Borrower, and (vi) does not have a FICO score of less than 600.

         "Eligible Qualifying Loan" means any Pledged Qualifying Loan:

                  (i)      which meets the Basic Eligibility Requirements;

                  (ii) which has no monthly installment of principal and/or interest which is more than 30 days past due;

                  (iii) which has not been included in the Borrowing Base for one hundred twenty (120) days or more after its Pledge Date;

                  (iv) which was acquired by the Borrower not more than thirty (30) days prior to its Pledge Date, except for Reinstated Qualifying Loans;

                  (v) which is not subject to warranty claims or disputes between the obligor thereunder and the general contractor performing the home improvement work which (i) remain unresolved for 90 or more days after first being asserted, or (ii) when combined with all other claims with respect to Pledged Qualifying Loans, would cause such combined claims to exceed $500,000 in the aggregate, or (iii) would cause such Pledged Qualifying Loan to be ineligible for purchase by an Approved Investor under the applicable Approved Investor Commitment, including without limitation the Borrower's inability to make any representations and warranties regarding such Pledged Qualifying Loan;

                  (vi)     for which, if it is an AP Qualifying Loan:

                           (1) such AP Qualifying Loan has been executed and delivered by the obligor thereunder and, if secured by a Mortgage, such Mortgage has become a valid lien securing actual indebtedness and the Borrower has not learned of any information to the contrary and has not received any returned proceeds of its acquisition of such AP Qualifying Loan from the dealer or correspondent originating such Pledged Qualifying Loan,

                           (2) the Borrower has received all of the Required Qualifying Loan Documents and Additional Required Qualifying Loan Documents from the obligor thereunder or from the dealer or correspondent originating such AP Qualifying Loan on or before the date of the related Agreement to Pledge,

                           (3) the Collateral Agent has received the Required Qualifying Loan Documents within seven (7) Business Days after the date of the related Agreement to Pledge, and

                           (4) the Collateral Value of such AP Qualifying Loan, when aggregated with the Collateral Values attributable to all AP Qualifying Loans, does not exceed the greater of (x) fifteen percent (15%) of the Aggregate Commitment or (y) $9,000,000,

                    (vii) which, if subject to an Investor Transmittal Letter or Trust Receipt and if said Pledged Qualifying Loan was:

                           (1) withdrawn by the Borrower for purposes of correcting clerical or other non-substantive documentation problems: (i) the promissory note and other documents relating to said Pledged Qualifying Loan were returned to the Collateral Agent within fifteen (15) calendar days from the date of withdrawal, (ii) said Pledged Qualifying Loan was released to the Borrower pursuant to a Trust Receipt and (iii) the Collateral Value of said Pledged Qualifying Loan when added to the Collateral Value of all other Pledged Qualifying Loans which have been similarly released to the Borrower does not exceed two percent (2%) of the Aggregate Commitment,

                           (2) shipped by the Collateral Agent directly to an Approved Investor for purchase pursuant to the applicable transmittal letter, the full purchase price therefor has been received by the Collateral Agent (or said Pledged Qualifying Loan has been returned to the Collateral Agent) within twenty-five (25) days from the date of shipment by the Collateral Agent, or

                           (3) shipped by the Collateral Agent directly to a custodian for purposes of formation of a pool supporting a Security pursuant to the applicable transmittal letter, the Security is issued and sold and the purchase price therefor has been received by the Collateral Agent (or said Pledged Qualifying Loan has been returned to the Collateral Agent) within twenty-five (25) days from the date of shipment by the Collateral Agent, and

                    (viii) which if it is an HLTV Loan, has a FICO score such that the weighted average of all FICO scores for HLTV Loans is 655 or higher.

         "Eligible Title I Qualifying Loan" means an Eligible Qualifying Loan which: (i) is a Title I Qualifying Loan, (ii) is underwritten to the then-current underwriting standards of FHA, (iii) (A) is a Covered Loan or (B) if it is not a Covered Loan on any date, would not cause Eligible Collateral to have included Eligible Qualifying Loans that are not Covered Loans on more than thirty (30) days during the then-current fiscal quarter of the Borrower, (iv) does not have a FICO of less than 550, and (v) is not subject to claims processing with FHA.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to one, two or three month Interest Periods, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of $1,000,000 and having a maturity approximately equal to such Interest Period.

         "Eurodollar Loan" means a Loan which bears interest at a Eurodollar
Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Subsidiary" is defined in Section 6.24 hereof.

         "Facility Fee Rate" means a percentage of one-fifth of one percent (0.20%) per annum.

         "Federal Agency" means FNMA or FHA.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Federal Funds Funding Rate" means, with respect to any Fed Funds Loan for any day, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first class banks to other first class banks (at approximately the time at which the applicable Borrowing Notice or Conversion/Continuation Notice is received or the time at which an automatic continuation is deemed to have occurred) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion; provided, however, that in lieu of determining the rate in the foregoing manner, the Agent may substitute therefor the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first class banks to other first class banks at 10:00 a.m. (Chicago time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Federal Funds Rate" means, for any day, an interest rate per annum equal to (i) the Federal Funds Funding Rate for such day plus (ii) one quarter of one percent (0.25%) plus (iii) the Applicable Margin.

         "Fed Funds Advance" means an Advance which bears interest at the Federal Funds Rate.

         "Fed Funds Loan" means any Loan made as a part of a Fed Funds Advance.

         "Fees"  is defined in Section 2.6.

         "FHA" means the Federal Housing Administration or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred.

         "FHA Title I Approved Mortgagee" means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Title I Qualifying Loan insured by the FHA.

         "FICO" means the "delinquency predictor" model established by Fair Isaac Co. and shown on a credit report prepared by Equifax, TRW or Trans Union.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fixed Rate" means the Eurodollar Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "FNMA" means the Federal National Mortgage Association or any corporate successor thereto.

         "GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.

         "Greenwich Capital" means Greenwich Capital Markets, Inc.

         "Greenwich Tri-Party Agreement" means an agreement among Borrower, Greenwich Capital and the Agent on behalf of the Lenders with respect to the Approved Investor Commitment issued by Greenwich Capital, in the form attached hereto as Exhibit "C".

         "HLTV Loan" means any Eligible Conventional HI/DC Qualifying Loan which
(i) is secured by a Mortgage and (ii) had a loan-to-value ratio at origination of one hundred percent (100%) or more using the Borrower's market value determination of the premises securing such Eligible Conventional HI/DC Qualifying Loan as described in clause (iii)(12) of the definition of "Basic Eligibility Requirements".

         "Included Subsidiary" means, as of any date, any Subsidiary of the Borrower which is not then an Excluded Subsidiary.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations,
(vii) Letters of Credit, (viii) Sale and Leaseback Transactions, (ix) Operating Lease Obligations, and (x) Net Mark-to-Market Exposure of Rate Hedging Agreements.

         "Indenture" means a certain Indenture dated as of November 22, 1996 with American Stock Transfer & Trust Company as indenture trustee, as amended from time to time hereafter, which governs the Subordinated Notes.

         "Ineligible Collateral" means any Pledged Item that does not at the time constitute Eligible Collateral.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two or three months commencing on a Business Day, all as selected by the Borrower pursuant to this Agreement. An Interest Period of one, two or three months shall end on the day which corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if, with respect to a one, two or three month Interest Period, said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Investor Transmittal Letter" means either a "Whole Loan Sale Transmittal Letter" or a "Warehouse-Related MBS Transmittal Letter" substantially in the form of Exhibits "4" and "5" to the Security Agreement.

         "IO Securities" means a security representing an undivided interest in all or a portion of the interest payments due on a pool of Qualifying Loans.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Lending Sublimits" is defined in Section 2.1.1.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement and the Notes, the Security Agreement, the PEC Tri-Party Agreement, the Greenwich Tri-Party Agreement and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Mego Financial" means Mego Financial Corp., a New York corporation, which currently holds in excess of 80% of the common voting stock in the Borrower.

         "Mortgage" means a mortgage, deed of trust, security deed or similar instrument purporting to create a lien or similar interest in real estate and improvements thereon.

         "Mortgage Note" means a note evidencing the indebtedness secured by a Mortgage.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming the Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging Agreement as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

         "Net Worth" means as of any date of determination thereof, the net worth of the Borrower and its Included Subsidiaries on a consolidated basis as determined in accordance with Agreement Accounting Principles.

         "Notes" means promissory notes evidencing amounts that may be advanced from time to time under this Agreement in substantially the form of Exhibit "A" attached hereto, each duly executed by the Borrower and payable to the order of a Lender, including any amendment, modification, renewal or replacement of such promissory notes.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Collateral Agent or any indemnified party hereunder arising under the Loan Documents.

         "Operating Lease Obligations" means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under Agreement Accounting Principles if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of the Borrower and its Included Subsidiaries.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the first day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PEC Tri-Party Agreement" means the agreement among the Borrower, the Agent for the benefit of the Lenders and Preferred Equities Corporation, an Affiliate of Borrower, with respect to the subservicing of the Pledged Qualifying Loans, in the form attached hereto as Exhibit "H".

         "Permitted Warehouse Indebtedness" means Indebtedness of the Borrower or any Included Subsidiary which is either (i) secured by Qualifying Loans that are not of a type that could be an Eligible Qualifying Loan under this Agreement or (ii) secured by Qualifying Loans that could be Eligible Qualifying Loans under this Agreement but do not then qualify for inclusion in the Borrowing Base and which are pledged to the Collateral Agent for the benefit of the holders of such Indebtedness (or if not pledged to the Collateral Agent, other arrangements have been made to ensure to the Agent's satisfaction that the Lenders' collateral pool does not overlap with the collateral pool securing such other Indebtedness), provided in each case that the Agent has received copies of all loan documents governing such Indebtedness confirming that, or has received written confirmation from the holders of such Indebtedness that, such conditions have been satisfied.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pledge Date" means the date on which a Qualifying Loan is first delivered in pledge to the Collateral Agent or is otherwise made subject to a security interest in favor of the Agent or Collateral Agent for the benefit of the Lenders, provided that the date of delivery of a Qualifying Loan covered by an Agreement to Pledge shall be deemed to be the date of delivery of such Agreement to Pledge even after subsequent delivery of the related Required Qualifying Loan Documents.

         "Pledged Qualifying Loans" means all Qualifying Loans that are from time to time delivered (or, in the case of AP Qualifying Loans, are committed to be delivered) to the Collateral Agent pursuant to this Agreement and the Security Agreement.

         "Primary Advance" means a Eurodollar Advance, a Fed Funds Advance, a Buy Down Advance or an Alternate Base Rate Advance.

         "Primary Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth as its "Primary Commitment" (which equals its Commitment minus its Swingline Commitment, if any) on Schedule "1" attached hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Primary Commitment Percentage" means, for each Lender as of any date, the quotient of (a) such Lender's Primary Commitment divided by (b) the aggregate Primary Commitments (which equals the Aggregate Commitment minus the Swingline Commitment), which Primary Commitment Percentage shall initially be as set forth on Schedule "1" attached hereto, as it may be amended from time to time.

         "Primary Loan" means a Loan consisting of a portion of a Primary
Advance.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Qualifying Loan" means (i) a loan of money evidenced by a Mortgage Note or an Unsecured Note or (ii) a RIC, whether or not secured by a Mortgage.

         "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate floor, cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Recourse Servicing" means any servicing rights under a Servicing Agreement which obligates the Borrower either to repurchase Qualifying Loans upon default by the borrower thereunder or to indemnify any party having an interest in such Qualifying Loans against any loss arising from such a default for reasons other than a breach of any representations or warranties regarding the condition of such Qualifying Loans at origination which were made by the Borrower as originator of such Qualifying Loans, provided that "Recourse Servicing" shall not be deemed to include any servicing rights which provide for recourse against the Borrower which is contractually limited to recovery against the value of any related IO Securities, Residual Certificates or excess servicing rights held by the Borrower or the cash flows to be received thereon as a result of their subordination to senior securities, certificates or rights created and governed by the same documents that created and govern such IO Securities, Residual Certificates and excess servicing rights.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reinstated Qualifying Loan" means a Title I Qualifying Loan or a Conventional HI/DC Qualifying Loan previously sold by the Borrower which the Borrower has repurchased as a result of a default by the obligor thereunder which default has subsequently been cured so that such Qualifying Loan qualifies as an Eligible Qualifying Loan, including without limitation meeting all requirements of the applicable Approved Investor Commitment, notwithstanding such prior default and repurchase.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 75% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 75% of the aggregate unpaid principal amount of the outstanding Advances.

         "Required Qualifying Loan Documents" means the instruments and documents described in Schedule "A" to the Security Agreement, as applicable to a particular Qualifying Loan, which are required to be delivered to the Collateral Agent.

         "Reserve Requirement" means, with respect to the Eurodollar Rate applicable to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

         "Residential Mortgage Loan" means a Qualifying Loan secured by a Mortgage on a Single Family Residence.

         "Residual Certificates" means a security (whether identified as a certificate, instrument or interest) representing the residual interest in a real estate mortgage investment conduit or other entity formed by the Borrower and in which Borrower has retained a residual interest which residual interest is only payable on a fully subordinated basis after all regular interests in and/or debt issued by such entity has been fully repaid.

         "Restricted Assets" means "cash deposits, restricted", "excess servicing rights" and "mortgage-related securities, at fair value", as such categories are established and valued under Agreement Accounting Principles and disclosed by the consolidated financial statements of the Borrower and its Included Subsidiaries.

         "RIC" means a retail installment contract evidencing indebtedness arising from home improvements made for the benefit of the obligor thereunder.

         "Risk-Based Capital Guidelines" is defined in Section 3.2.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Parties" is defined in Paragraph 1 of the Security Agreement.

         "Security or Securities" means a security representing an undivided fractional interest in a pool of Title I Qualifying Loans or Conventional HI/DC Qualifying Loans, which security is issued or sponsored by the Borrower, or an Affiliate of Borrower.

         "Security Agreement" means the Security and Collateral Agency Agreement as of even date herewith, substantially in the form of Exhibit "I" attached hereto, by and among the Borrower, the Agent, and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Lenders under this Agreement in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.

         "Servicing Agreement" means a written contract of the Borrower with another Person to act on behalf of such other Person to, among other things, receive payments in respect of Qualifying Loans and to service Qualifying Loans, whether or not such Qualifying Loans are Pledged Qualifying Loans.

         "Settlement Account" means the account established pursuant to Section 8.4.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Single Family Residence" means a one to four family dwelling unit, which may be a condominium unit but which shall not be a mobile home, manufactured housing or a dwelling unit in a cooperative apartment building.

         "Subordinated Indebtedness" of a Person means (i) any Indebtedness of the Borrower to Mego Financial (other than Tax Agreement Indebtedness), the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders, and (ii) the Subordinated Notes.

         "Subordinated Notes" means (i) those senior subordinated unsecured promissory notes of the Borrower issued and outstanding from time to time pursuant to the Indenture, which notes currently bear interest at 12.5% per annum payable semi-annually with the entire principal sum being due on December 1, 2001, as such Indenture may be amended from time to time hereafter with the prior written approval of the Agent, such approval not to be unreasonably withheld or delayed, and (ii) any subordinated unsecured promissory notes of the Borrower issued and outstanding from time to time pursuant to indentures executed and delivered after the date hereof, provided that such notes and indenture provide for no principal payments thereunder prior to the Termination Date and have otherwise been reviewed and approved by the Agent, such approval not to be unreasonably withheld or delayed.

         "Subservicing Agreement" means a Servicing Agreement between the Borrower and a Person which does not own the Qualifying Loans being serviced thereunder but only has servicing or other non-ownership rights with respect thereto.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Swingline Advance" means an Advance made by the Swingline Lender under the special availability provisions described in Section 2.4 bearing interest at the Alternate Base Rate.

         "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding in the aggregate the amount of Five Million Dollars ($5,000,000) as shown on Schedule "1", as such amount may be modified from time to time pursuant to the terms hereof.

         "Swingline Lender" means First Chicago.

         "Swingline Loan" means a Loan consisting of a portion of a Swingline Advance.

         "Tangible Net Worth" means Net Worth less the sum of the following (without duplication): (a) any assets of the Borrower and its consolidated Included Subsidiaries which would be treated as intangibles under Agreement Accounting Principles including, without limitation, good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses (but without deduction of (i) any write-ups of assets made in accordance with Agreement Accounting Principles or (ii) any IO Securities, Residual Certificates, mortgage servicing rights or excess servicing rights as determined in accordance with Agreement Accounting Principles), (b) loans or other extensions of credit to officers of the Borrower or of any of its consolidated Subsidiaries other than Qualifying Loans made to such Persons in the ordinary course of business, and (c) any loans or extensions of credit to Excluded Subsidiaries and Affiliates.

         "Tax Agreement Indebtedness" means any and all Indebtedness of the Borrower to Mego Financial under the tax-sharing agreement described on Schedule 6.16, as amended from time to time, on account of the Borrower's share of the consolidated federal income tax liability of the Borrower and Mego Financial.

         "Termination Date" means June 15, 1998.

         "Title I Qualifying Loan" means either a Residential Mortgage Loan or an unsecured loan which (i) is a home improvement loan made solely for the purpose of funding improvements to a Single Family Residence owned by the obligor under such loan and (ii) is insured by the FHA pursuant to Title I,
Section 2 of the National Housing Act, as amended and in effect from time to time, and the Title I Regulations.

         "Title I Regulations" means 24 C.F.R. Parts 201 and 202, and other issuances of the United States Department of Housing and Urban Development relating to Title I Qualifying Loans, including the related handbooks, circulars, notices and mortgage letters, each as amended and in effect from time to time.

         "Transfer of Note Report" means, with respect to each Title I Qualifying Loan, the Title I Transfer of Note Report as contained in the United States Department of Housing and Urban Development form number HUD-27030 (8-86) or any update or modification thereof. To the extent permissible under applicable H.U.D. rules and regulations, one Transfer of Note Report may be utilized for multiple Title I Qualifying Loans.

         "Transferee" is defined in Section 12.5.

         "Tri-Party Agreement" means the Greenwich Tri-Party Agreement or a similar agreement satisfactory to the Required Lenders with any other Approved Investor.

         "Trust Receipt" means a trust receipt substantially in the form of Exhibit "2" to the Security Agreement.

         "Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, Buy Down Advance, Eurodollar Advance, Fed Funds Advance or Swingline Advance.

         "Uncleared Loan Funding Checks" shall mean any check or draft issued by the Borrower or other item which represents all or any portion of the amount to be secured by a Pledged Qualifying Loan if such check or draft or other item has not been collected upon and paid to the named payee therein in good funds.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unsecured Note" means a note evidencing any indebtedness which is not secured by a Mortgage.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned

Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II
                                   THE CREDITS

         2.1.     Commitment, Sublimits and Types of Advances.

                  2.1.1. Commitment and Lending Sublimits. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including the lending sublimits (the "Lending Sublimits") set forth below and the Borrowing Base Sublimits under Section 2.1.2), to make Loans to the Borrower from time to time; provided that, on any date, after giving effect to such Loans and all other loans that the Borrower has requested be made on such date under this Agreement:

                  (1) the aggregate principal balance then outstanding under all Loans then held by such Lender shall not exceed the amount of such Lender's then-current Commitment;

                  (2) the aggregate principal balance then outstanding of all Primary Loans then held by such Lender shall not exceed the amount of such Lender's Primary Commitment;

                  (3) the aggregate principal balance of all outstanding Swingline Loans held by the Swingline Lender on such date shall not exceed the Swingline Lender's Swingline Commitment;

                  (4) the aggregate principal balance of all outstanding Advances under this Agreement on such date shall not exceed the Aggregate Commitment; and

                  (5) the Coverage Requirement on such date shall not exceed the lowest of (i) the Aggregate Commitment or (ii) the then-current Borrowing Base or (iii) the maximum purchase price payable by the Approved Investors (including without limitation Greenwich Capital) after taking into account all minimum and maximum limits established by the applicable Approved Investor Commitments and the most recent Pricing Letters issued thereunder, all as confirmed in writing to the Agent by the Approved Investors pursuant to the Tri-Party Agreements.

Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

                  2.1.2. Borrowing Base Sublimits. The maximum amount that can be credited toward the Borrowing Base from certain types of Collateral shall be limited (the "Borrowing Base Sublimits") so that:

                  (1) the Borrowing Base value attributable to Eligible Conventional HI/DC Qualifying Loans having FICO scores of 600 to 620 shall not exceed, in the aggregate, 6% of the Aggregate Commitment;

                  (2) the Borrowing Base value attributable to Title I Qualifying Loans which are not secured by a Mortgage shall not exceed, in the aggregate, 5% of the Aggregate Commitment; and

                  (3) the Borrowing Base value attributable to Conventional HI/DC Qualifying Loans which are not secured by a Mortgage shall not exceed, in the aggregate, 5% of the Aggregate Commitment.

                  2.1.3. Types of Advances. Each Advance hereunder shall consist of one or more Alternate Base Rate Advances, Buy Down Advances, Fixed Rate Advances, Fed Funds Advances or Swingline Advances requested by the Borrower in accordance with Sections 2.7 and 2.8. Primary Advances shall be generally available as provided in Section 2.2. Buy Down Advances shall only be available as provided in Section 2.3. Swingline Advances shall only be available as provided in Section 2.4.

         2.2. Primary Advances. Subject to the terms and conditions herein the Borrower may request any of the Primary Advances (other than Buy Down Advances) from the Lenders on a pro rata basis in accordance with each such Lender's Primary Commitment Percentage. Primary Advances shall accrue interest at the Eurodollar Rate, the Federal Funds Rate or the Alternate Base Rate, as selected by the Borrower in accordance with Sections 2.7 and 2.8.

         2.3. Buy Down Advances. On or before the first day of each month, the Borrower may, at its option, allocate a portion of the Commitment of each Lender (with the consent of such Lender) to be available for Buy Down Advances and notify the Agent of such allocation. During such calendar month Buy Down Loans can only be requested from Lenders identified in such a notice to the Agent and the aggregate principal balance of all Buy Down Loans from each such Lender outstanding during such month cannot exceed the portion of such Lender's Commitment so allocated for such month. To the extent a Lender has agreed with the Borrower and so communicated to the Agent, the Borrower may request Buy Down Loans from such Lender on a non-pro rata basis. The Agent will collect and remit interest on such Buy Down Loans at the Buy Down Rate, but shall not be obligated to confirm any matters with respect to Net Deposits maintained with such Lender or to collect any fees or amounts charged by such Lender with regard to any deficiency in such Net Deposits. Upon the occurrence of any Default each such Buy-Down Loan shall be automatically converted to an Alternate Base Rate Loan.

                  Buy Down Loans are based upon the expectation that the Borrower will maintain average daily "Net Deposits" of at least 100% of the amount of each Buy Down Loan with the Lender providing such Buy Down Loan during the term of such Buy Down Loan. The term "Net Deposits" shall mean all non-interest bearing time and demand deposits which are maintained by Borrower at such Lender after deduction of any portion of such deposits necessary in such Lender's reasonable discretion to compensate such Lender for all reserve requirements of the Federal Reserve Board, all insurance assessments of the Federal Deposit Insurance Corporation and other service and activity charges.

                  Each Lender shall impose its own requirements upon the Borrower in dealing with deviations in actual Net Deposits from projected Net Deposits. If the daily average of Net Deposits maintained by the Borrower at such Lender during any month is less than the daily average outstanding principal balance of such Lender's Buy Down Loans for such month, the deficiency may, at such Lender's discretion, either be made up by maintaining a corresponding excess amount of Net Deposits with such Lender thereafter, or the Borrower will pay to such Lender a balance deficiency fee based on such deficiency. If the daily average of Net Deposits maintained by the Borrower with such Lender during any calendar month exceeds the daily average outstanding principal balance of such Lender's Buy Down Loans for the applicable borrowing period, any excess may be credited against Net Deposits required to support such Lender's Buy Down Loans in following months in a manner acceptable to the Borrower and such Lender. All such matters shall be governed by separate understandings among such Lender and the Borrower and the Agent shall have no responsibility therefor.

         2.4. Swingline Advances. Subject to the terms and conditions herein (including the Lending Sublimits), the Borrower may request Swingline Advances from only the Swingline Lender on a non-pro rata basis. On any Borrowing Date each Swingline Advance requested by the Borrower shall be funded to the Borrower by the Swingline Lender in the amount designated in the Borrowing Notice. If any amounts are advanced by the Swingline Lender to cover checks or wire transfers from Borrower accounts maintained with the Swingline Lender when there are insufficient funds in such accounts to cover the applicable check or wire transfer and sufficient funds are not deposited in the applicable account before the close of business on the day on which the applicable check or wire transfer request is honored, then the Borrower shall be deemed to have requested, and the Swingline Lender may (but shall not be obligated to) elect to make, a Swingline Advance at the Alternate Base Rate to pay such overdraft amount (even if such a Swingline Advance would cause the aggregate amount of all outstanding Swingline Advances to exceed the Swingline Commitment); provided however, that (i) the Swingline Lender shall not make any such Swingline Advance to the extent such Advance would cause the Coverage Requirement to exceed the lesser of (A) the Aggregate Commitment or (B) the then-current Borrowing Base, and (ii) the reallocations of any such Swingline Advances among the Lenders shall be as set forth in, but subject to the provisions of, Section 2.5. The Borrower may, from time to time upon five (5) Business Days advance written notice to the Lenders, elect to convert all or any portion (in multiples of $500,000) of the Swingline Lender's Swingline Commitment into an increase in the Primary Commitment of the Swingline Lender. Once so converted the Swingline Commitment shall not be restored or increased without the written consent of the Swingline Lender.

         2.5. Reallocation of Swingline Advances. With respect to all Swingline Advances, at the request of Swingline Lender given at any time, whether or not a Default or Unmatured Default has occurred, all Swingline Advances shall be reallocated among all Lenders, in accordance with each Lender's Commitment Percentage, and shall thereafter be deemed Alternate Base Rate Advances. Each Lender holding less than its Commitment Percentage of all such Advances being allocated shall immediately purchase for cash and at face value such participations in the Notes held by other Lenders, and make such other adjustments, as may be needed to cause each Lender to hold its Commitment Percentage of such Advances. Notwithstanding the preceding provisions of this
Section 2.5, (i) the obligation of each Lender to purchase participations described in the preceding sentence with respect to any particular Swingline Advance is subject to the condition that the Swingline Lender believed in good faith that all conditions under Section 4.2 were satisfied at the time the applicable Swingline Advance was made, and (ii) no Lender shall be required to so purchase such participations to the extent that such purchase would cause such

Lender's share of the aggregate unpaid principal amount of all Loans then outstanding under this Agreement to exceed its Commitment hereunder. Notwithstanding anything to the contrary contained in this Agreement, after any such reallocation has occurred: (i) the Swingline Commitment shall be zero and
(ii) all future Advances, if any, shall be made as Alternate Base Rate Advances.

         2.6.     Fees. The Borrower shall pay the following fees (the "Fees"):

                  2.6.1. Facility Fees. A facility fee based on the Aggregate Commitment from time to time from and after the date hereof, calculated at the Facility Fee Rate, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable in arrears, on the last day of each such calendar quarter and on the Termination Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in accordance with their respective Commitments during such quarter.

                  2.6.2. Closing Fees. A closing fee based on the Aggregate Commitment in effect on the date hereof, calculated as one-twentieth of one percent (0.05%) on the Aggregate Commitment, payable on the first to occur of
(i) March 31, 1997 and (ii) the Effective Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in accordance with their respective Commitments on the date hereof.

                  2.6.3. Agent Fees. Any fees payable to the Agent pursuant to the Borrower's letter agreement with the Agent dated December 23, 1996.

                  2.6.4. Collateral Agent Fees. Any fees payable to Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Borrower and charged by Collateral Agent from time to time.

                  2.6.5. Deficiency Fees Payable in connection with Buy Down Loans. The Borrower shall pay any fees and other charges when due to any Lender providing Buy Down Loans under separate agreement as described in Section 2.3.

         2.7. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than (i) noon (Chicago time) on the Borrowing Date of each Alternate Base Rate Advance, Buy Down Advance or Fed Funds Advance, (ii) 4:00 p.m. (Chicago time) on the proposed Borrowing Date for each Swingline Advance, and (iii) 10:00 a.m. (Chicago time) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (a) the Borrowing Date, which shall be a Business Day, of such Advance,

         (b) the aggregate amount of such Advance, which shall not be less than $4,000,000 or a multiple of $100,000 in excess thereof (other than a Swingline Advance which shall have no minimum amount),

         (c)      the Type of Advance selected,

         (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, and

         (e) if such Advance includes one or more Buy Down Loans, the Lender or Lenders designated for such Buy Down Loans and the amount of such Buy Down Loans allocated to each such Lender.

Not later than noon (Chicago time) on each Borrowing Date, with respect to all Advances other than Swingline Advances, each Lender shall make available its Loan or Loans comprising such Advance, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Swingline Advances may be made available at any time up to the close of business with respect to Swingline Advances. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.8. Conversion and Continuation of Outstanding Advances. An Alternate Base Rate Advance shall continue as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into another Type of Advance (other than a Buy Down Advance or Swingline Advance). A Buy Down Advance shall continue as a Buy Down Advance unless and until the Borrower has paid any such Buy Down Advance by noon (Chicago time) on any Business Day. A Fed Funds Advance shall continue as a Fed Funds Advance unless and until (a) such Advance is converted into a different Type of Advance (other than a Buy Down Advance or a Swingline Advance) in accordance with the terms hereof or (b) the Borrower has paid any such Fed Funds Advance prior to noon (Chicago time) on any Business Day. A Swingline Advance shall continue as a Swingline Advance unless and until the Borrower has paid any such Swingline Advance prior to 3:00 p.m. (Chicago time) on any Business Day. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Advance of another Type (other than a Buy Down Advance or Swingline Advance). Buy Down Advances and Swingline Advances may be repaid out of new Advances hereunder but may not be converted directly to a different Type of Advance. The Borrower may elect from time to time to convert all or any part of an Advance of any Type (other than a Buy Down Advance or Swingline Advance) into any other Type or Types of Advances (other than a Buy Down Advance or Swingline Advance); provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance or a Fed Funds Advance or conversion or continuation of a Eurodollar Advance not later than (i) noon (Chicago time) on the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance or a Fed Funds Advance or (ii) 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Advance, specifying:

         (i) the requested date which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

    (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

         2.9. Reductions to Aggregate Commitment. The Borrower may from time to time permanently reduce the Aggregate Commitment, in whole or in part, ratably among the Lenders in integral multiples of $10,000,000, upon at least 30 Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction. On or before the effective date of any such reduction, the Borrower shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits. Upon any reduction of the Aggregate Commitment, upon the election of the Swingline Lender, the aggregate Swingline Commitment shall be reduced by an amount to be determined by the Swingline Lender in its sole discretion up to the same percentage as the reduction in the Aggregate Commitment.

         2.10.    Principal Payments.

                  2.10.1. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all or any portion of the outstanding Alternate Base Rate Advances or Buy Down Advances upon two Business Days' prior notice to the Agent. A Fixed Rate Advance may not be paid prior to the last day of the applicable Interest Period unless the Borrower simultaneously pays the amounts due under Section 3.4. Fed Funds Advances and Swingline Advances may be paid on any Business Day provided that the Borrower has given the Agent written notice of such repayment on the date of such intended payment by (i) 10:00 a.m. (Chicago time) for Fed Funds Advances and
(ii) noon (Chicago time) for Swingline Advances. All optional principal payments shall be applied to the Type of Advance designated by the Borrower when making such payment, provided that any payments received during the continuance of a Default and after Section 2.5 has been invoked shall be applied on a pro rata basis to all Advances then outstanding. Payments so allocated to an Advance shall be distributed to the Lenders holding the Loans comprising such Advance on a pro rata basis in accordance with the respective unpaid principal balances of such Loans.

                  2.10.2. Required Payments Related to Borrowing Base. On any date that the Coverage Requirement is in excess of the then-current Borrowing Base, the Borrower shall, prior to the close of business on such date, either deliver sufficient Eligible Collateral to eliminate such excess or make a mandatory payment to the Agent for the benefit of the Lenders in the amount of such excess. Any such payment shall be allocated as directed by the Borrower unless a Default (other than the Borrower's obligation to so deliver Eligible Collateral or make a mandatory payment by the close of business on such day) then exists and Section 2.5 has been invoked in which case such payment shall be allocated in accordance with the Lenders' respective outstanding Loans and in conjunction with the procedures described in Section 2.5, with such payments applied first to accrued and unpaid interest and thereafter to principal.

                  2.10.3. Settlement Account Payments. Prior to the occurrence of a Default, to the extent the amounts in the Settlement Account are not needed to keep the Borrowing Base at least equal to the Coverage Requirement, the Borrower may withdraw or otherwise direct the application of such amounts. Upon the occurrence of a Default (and during the continuance thereof), at the direction of the Required Lenders, the Agent may declare a portion of the principal balance of the Loans, equal to any amounts then on deposit in the Settlement Account and any deposits made in the Settlement Account during the continuance of such Default, to be due and payable without demand (unless previously declared due and payable). Such amount shall be withdrawn from the Settlement Account by the Agent and shall be applied to the Obligations in accordance with Section 8.8.

                  2.10.4. Final Payment on Termination Date. Any outstanding Advances and all other unpaid Obligations, unless required to be paid earlier pursuant to the terms hereof, shall be paid in full by the Borrower on the Termination Date.

         2.11. Changes in Interest Rate, Etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted into an Alternate Base Rate Advance pursuant to Section 2.8 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The interest rate on each Swingline Advance or Fed Funds Advance shall be recalculated daily for each day that such Swingline Advance or Fed Funds Advance is continued under Section 2.8. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. Not more than six (6) different Interest Periods may be in effect at any time and no Interest Period may end after the Termination Date.

         2.12. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.7 or 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. If any Default occurs under Section 7.6 or 7.7 or if any Advance is not paid at maturity, whether by acceleration or otherwise, (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Advance (other than those under clause (i) above) shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum. During the continuance of any other Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates), declare that
(i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Advance (other than those under clause
(i) above) shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, on the date when due by (i) noon (Chicago time) with respect to all Advances other than Swingline Advances, or (ii) 4:00 p.m. (Chicago time) with respect to Swingline Advances and all such payments shall be applied in accordance with Section 2.10.1. Notwithstanding the foregoing, if the

Borrower fails to give the Agent notice of repayment of a Fed Funds Advance before 10:00 a.m. (Chicago time) on the Business Day that the Borrower intends to repay such Fed Funds Advance, any payment of such Fed Funds Advance received by the Agent on such Business Day shall be deemed to have been received by the Agent at the opening of business on the following Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.14. Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedules attached to its Notes, provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Notes. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance other than a Eurodollar Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to the time required for payment as set forth in Section 2.13. If any payment of principal of or interest on an Advance or of Fees shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification by the Agent. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly upon determination thereof, the Agent will notify each Lender and the Borrower of the interest rate applicable to each Eurodollar Advance. When any Fed Funds Advances or Alternate Base Rate Advances are outstanding or have been requested, the Agent will give each Lender making or holding any such Loans and the Borrower prompt notice of each change in such rates.

         2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or an Advance or (ii) in the case of the Borrower, a payment of principal, interest or Fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment due from a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment due from the Borrower, the interest rate applicable to the relevant Loan. Notwithstanding the preceding sentence, if the Agent has made the amount of any such payment available to the Borrower and a Lender has not in fact paid such payment to the Agent, the amount due to the Agent from the Borrower shall, to the extent a Swingline Advance would then be available to the Borrower, be deemed to be a Swingline Advance made on the date the corresponding amount was so made available to the Borrower by the Agent.


                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

         3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

         (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal or state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be either repaid or converted to Alternate Base Rate Advances, at the Borrower's election; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances or Fed Funds Advances are not available, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making an Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances or Fed Funds Advances made after the date of any such determination, provided that such suspension shall not affect the availability of Alternate Base Rate Advances upon compliance with the terms hereof.

         3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or any other reason (except for a repayment required under Section 3.3 due to the violation of a law, rule, regulation or directive that was in effect at the time the Borrower presented the Borrowing Notice for the Fixed Rate Advance so required to be repaid), or a Fixed Rate Advance is not made, continued or converted on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

         3.5. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV
                 CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION

         4.1. Effectiveness. This Agreement shall not be effective and no Lender shall be required to make the initial Advance hereunder until a date (the "Effective Date") upon which the Borrower has furnished or caused to be furnished to the Agent (with sufficient copies for the Lenders) the following:

      (i) Copies of the certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

    (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

       (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit "B" hereto.

       (vi)   Notes payable to the order of each of the Lenders.

       (vii) A fully executed Security Agreement, together with such executed UCC-1 financing statements as the Agent may reasonably request.

       (viii) Written money transfer instructions, in substantially the form of Exhibit "L" hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

       (ix) A fully executed PEC Tri-Party Agreement, together with evidence satisfactory to Agent of the signatories' authority to execute such agreement.

       (x) Fully executed Greenwich Capital Tri-Party Agreement and Tri-Party Agreements from any other Approved Investors then required to support all Eligible Collateral at the time of the initial Advance, together with evidence satisfactory to Agent of the signatories' authority to execute such agreements.

       (xi) The most recently completed review by the Agent's internal auditors or outside auditors of the Borrower's or PEC's servicing of the Qualifying Loans shall have been deemed acceptable by the Required Lenders.

       (xii) A Borrowing Base Certificate dated as of the Effective Date has been executed and delivered to the Agent.

       (xiii) Establishment and funding of the Settlement Account.

       (xiv)  Payment of all Fees due and payable on or before the Effective
              Date.

       (xv) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

       (i)    There exists no Default or Unmatured Default.

       (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent (A) any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date or (B) the Borrower has advised the Agent in writing in detail of any change in circumstances that causes a specified modification to any such representation and warranty to be needed to make such representation and warranty true and correct in all material respects and the

              Required Lenders have, in their sole discretion, acknowledged and accepted in writing the existence of such change in circumstances and the nature of such modification.

       (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that, after giving effect to the amount of the Advance being requested, (a) the conditions contained in Sections 4.2(i), (ii) and (iii) have been satisfied, (b) the Borrower has provided the Collateral Agent with the true and correct information necessary to calculate the Collateral Value for all Eligible Collateral, (c) the then current Borrowing Base is equal to or greater than the Coverage Requirement and (d) no Lending Sublimit has been exceeded. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "F" hereto as a condition to making an Advance.

         4.3. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         5.1. Corporate Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, to the extent failure to maintain such authority would have a material adverse effect on the business of the Borrower and its Subsidiaries taken as a whole.

         5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or, except as created by the Loan Documents, result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents (other than filings to perfect the Liens granted pursuant to the Security Agreement).

         5.4. Financial Statements. The August 31, 1996 audited and the February 28, 1997 unaudited financial statements of the Borrower heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared (except that such unaudited statements do not contain footnotes) and fairly present the consolidated financial condition and operations of the Borrower at such date and the results of its operations for the period then ended (subject to normal year-end adjustments). The Lenders acknowledge that the Borrower has recently created a Subsidiary to hold 1% of the Residual Certificates issued in connection with the securitization of certain Qualifying Loans which will be reflected in the Borrower's subsequent consolidated financial statements.

         5.5. Material Adverse Change. Since February 28, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. Mego Financial, on a consolidated basis with the Borrower, has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The consolidated United States income tax returns of Mego Financial and the Borrower have not been audited by the Internal Revenue Service for any year after the fiscal year ended August 31, 1988. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule "3" hereto contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries and whether such Subsidiary is an Included Subsidiary or an Excluded Subsidiary. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $500,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $500,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule "7" hereto or in the Borrower's financial statements, neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule "4" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements as owned by it.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement and the making of Loans hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Investment Company Act. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.17. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18. FHA and FNMA Eligibility. The Borrower is (i) an FHA Title I Approved Mortgagee in good standing, meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Title I Qualifying Loans insured by FHA under the Title I Regulations and is an approved seller and servicer in good standing of Title I Qualifying Loans insured by FHA under the Title I Regulations and (ii) a FNMA seller/servicer in good standing.

         5.19. Subordinated Indebtedness. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of the Subordinated Notes and all other outstanding Subordinated Indebtedness.

         5.20. Eligibility. Each Pledged Qualifying Loan having a Collateral Value included in determining the Borrowing Base constitutes Eligible Collateral hereunder and, when aggregated with other Pledged Qualifying Loans of a similar type or status, does not cause any violation of a Borrowing Base Sublimit.

         5.21. Recourse Servicing. The Borrower does not have any Recourse Servicing.


                                   ARTICLE VI
                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants), to the extent applicable, for itself and the Subsidiaries, including statements of financial condition as of the end of such period, related profit and loss and changes in shareholders' equity statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants and
                  (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated and consolidating, to the extent applicable, unaudited statements of financial condition as at the close of each such period and consolidated and consolidating profit and loss statements (showing a breakout of servicing sales gains attributed to servicing originated in prior periods), a changes in shareholders' equity statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified (subject to normal year-end adjustments) by its chief financial officer or chief accounting officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "F" hereto signed by its chief financial officer or chief accounting officer showing the calculations necessary to determine compliance with this Agreement and that no Default or Unmatured Defaults exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) As soon as available but in any event within 45 days after the end of each calendar month an executive summary regarding the Borrower's production and servicing. Such summary shall show separately information concerning any Qualifying Loans or Securities with respect to which there is recourse to the Borrower.

         (v) As soon as available, but in any event within ten (10) days after the end of each month, a certificate from an Authorized Officer as to (i) those specific Eligible Qualifying Loans which became Ineligible Collateral during such month due to the existence of a past due payment exceeding the time limit set forth in clause (ii) of the definition of Eligible Qualifying Loan, (ii) the most recent delinquency, default data and loss statistics on each pool of Qualifying Loans serviced by the Borrower under its Servicing Agreements or under any whole loan sale agreements or similar agreements in which the Borrower retains an economic interest in, or recourse with respect to, such pool of Qualifying Loans, together with a summary of the applicable delinquency, default and loss levels, if any, under each of such Servicing Agreements or other agreements at which the Borrower's right to receive servicing income thereunder can be reduced or interrupted or at which the Borrower could be required to provide additional security for the benefit of any senior interests in such pool, such data and statistics to be presented in the form attached hereto as Schedule "9".

         (vi) If the Borrower has any Rate Hedging Agreements then in effect, as soon as available but in any event within 15 days after the end of each month, a secondary marketing report for such month reasonably satisfactory to the Agent.

         (vii) As soon as available, but in any event within 30 days after the end of each month (or, with respect to the last month of any fiscal quarter, 45 days), a certificate from the Borrower's chief financial officer as to the total liabilities of the Borrower and its Included Subsidiaries on a consolidated basis, as of the last day of the preceding month, as determined in accordance with Agreement Accounting Principles.

         (viii) As soon as available, but in any event within 150 days after the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and cash flow statement) of the Borrower for such fiscal year.

         (ix) As soon as available and in any event within 10 days after the end of each calendar month (and within one Business Day after any request therefor by the Agent, which requests shall be made only when the Agent reasonably determine such a delivery is necessary), a Borrowing Base Certificate (which shall include the Borrower's reconciliation of any discrepancies from the Collateral Agent's reports on the status of Eligible Collateral at the end of such month (or the end of the prior Business Day, if requested by the Agent as set forth above).

         (x) Within 10 days after the issuance of Borrower's response thereto (but in no event later than 20 days after the Borrower's receipt of such reports) copies of all compliance and audit reports received from FHA (including each statement of the Borrower's insurance coverage reserve account with the FHA and all notices regarding loan transfer or other adjustments thereto), Greenwich Capital or any other Approved Investor and the Borrower's response thereto; and promptly upon receipt, a copy of any notice from (i) FHA to the effect that it is or is contemplating withdrawing its approval of the Borrower as a FHA Title I Approved Mortgagee, or as an approved seller and servicer for Title I Qualifying Loans or
                  (ii) Greenwich Capital or any other Approved Investor to the effect that it is contemplating terminating any existing Approved Investor Commitment or ceasing to issue any further such Approved Investor Commitments to the Borrower.

         (x) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

         (xi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (xii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (xiii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (xiv) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (xv) Within 10 days after the Borrower's receipt thereof, copies of all reports, analysis and comments received by the Borrower from the rating agencies or any investment banks or other analysts with respect to the Borrower's prior, existing or proposed debt or equity offerings and placements and securitizations of Qualifying Loans.

         (xvi) Within 10 days after the Borrower's delivery thereof to any prospective investors, copies of any offering memorandum, prospectus or private placement memorandum regarding the securitization of the Borrower's Qualifying Loans.

         (xvii) Within 10 days after the Borrower's receipt thereof, copies of any servicing certificates, reports or other material regarding the status of Qualifying Loans or the Borrower's servicing thereof issued by any trustee under the Borrower's securitizations of Qualifying Loans.

         (xviii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, only use the proceeds of the Advances for the financing purposes described in the recitals hereto or to reimburse the Borrower for its funds previously advanced for such financing purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition for which the board of directors of the Person being acquired has not consented to such Acquisition.

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as is conducted generally from time to time by companies in the consumer finance business in the United States and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent failure to maintain such authority would have a material adverse effect on the business of the Borrower and its Subsidiaries taken as a whole. The Borrower will use its best efforts to adhere in all material respects to customary practices and standards in the industry insofar as adherence to such practices and standards would require the Borrower to cause obligors to comply with their obligations under such Pledged Qualifying Loans with respect to any real estate securing such indebtedness.

         6.5. Taxes. Borrower will timely file or cause to be filed, complete and correct United States federal (on a consolidated basis with Mego Financial's filing) and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried. The Borrower will at all times, upon request of the Agent, furnish to the Agent copies of its, and each of its Subsidiaries', current fidelity bond and of its, and each of its Subsidiaries', insurance policy containing mortgage bankers errors and omissions coverage, and such bonds and policies, to the extent possible, shall each provide that it is not cancelable without thirty (30) days prior written notice to the Agent.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject to the extent failure to so comply would have a material adverse effect on the business of the Borrower and its Subsidiaries taken as a whole.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate. Without limiting the generality of the foregoing, a third party auditor approved by the Required Lenders shall have the right to audit the internal controls of Borrower and Preferred Equities Corporation or any successor subservicer, review the method of calculating the Borrowing Base, and perform such other reviews as may be required to insure that the Borrower maintains books and records in accordance with the requirements of this Agreement and sound business practices. Such audits may be done twice per year at the Borrower's cost, with Lenders to pay for any additional audits done during the calendar year.

         6.10. Dividends. The Borrower will not, nor will it permit any Included Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that, provided no Default then exists hereunder,
(i) any Included Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary which is also an Included Subsidiary, or (so long as such dividends or distributions are paid or made on a pro-rata basis to Borrower, directly or indirectly, as well) to others holding an interest in any such Subsidiary which is not a Wholly-Owned Subsidiary which is also an Included Subsidiary, and (ii) the Borrower may declare and pay dividends or make distributions (other than payments of Tax Sharing Indebtedness which shall not be subject to this Section 6.10) in a cumulative amount not to exceed the sum of (A) thirty-three percent (33%) of the Borrower's aggregate positive net income (excluding losses and determined in accordance with Agreement Accounting Principles) for each fiscal quarter ending after the Effective Date and (B) the aggregate net cash proceeds obtained by the Borrower or its Included Subsidiaries through the issuance or sale of stock (or the conversion of any convertible debt of Borrower to stock) during such fiscal quarters.

         6.11. Indebtedness. The Borrower will not, nor will it permit any Included Subsidiary to, create, incur or suffer to exist any Indebtedness which would (a) constitute Indebtedness of any type (including Contingent Obligations) other than:

         (i) the Subordinated Notes (not to exceed $90,000,000 in the aggregate);

         (ii) Tax Agreement Indebtedness or Subordinated Indebtedness due and owing from time to time to Mego Financial;

         (iii) Indebtedness secured solely by "excess servicing rights" or "mortgage-related securities" (as such categories of assets are established and valued under Agreement Accounting Principles and disclosed on the Borrower's consolidated financial statements) or by the stock of any Included Subsidiary holding such "excess servicing rights" or "mortgage-related securities" or proceeds thereof as its sole assets;

         (iv)     the Obligations under this Agreement;

         (v) Indebtedness created by the Borrower's obligation to repurchase Qualifying Loans or IO Securities sold to Greenwich Capital or other third parties subject to repurchase agreements, but only to the extent the Agent has given prior written approval to the identity of such other third parties and the terms of such repurchase agreements;

         (vi) Rate Hedging Agreements, to the extent the counter-parties to any such Agreements involving projected annual payments by the Borrower in excess of $1,000,000, before netting, have been approved by the Agent;

         (vii) Capitalized Lease Obligations and Indebtedness created solely for the purpose of financing all or a portion of the purchase price for Borrower's operating assets, provided the total Indebtedness permitted under this Section 6.11(a)(vii) outstanding at any time shall not exceed $2,750,000;

         (viii) Operating Lease Obligations related to the Borrower's existing and former principal office and the Borrower's existing and future branch offices up to an aggregate annual rental obligation of $2,000,000; and

         (ix)     Permitted Warehouse Indebtedness; or

(b) cause (A) total liabilities of the Borrower and its Included Subsidiaries on a consolidated basis, as determined in accordance with Agreement Accounting Principles, less (B) all Subordinated Indebtedness to exceed the sum of the following percentages of the values of the following categories of assets of the Borrower and its Included Subsidiaries, as such categories and values are established by Agreement Accounting Principles and disclosed on the Borrower's financial statements:

         (i)      100% of "cash";

         (ii) 93% of "loans held for sale, net" (provided that any Qualifying Loan owned by the Borrower for more than 180 days after the date of its origination, if originated by the Borrower, or after the date of its acquisition, if acquired by the Borrower, shall be excluded from such category); and

         (iii)    55% of Restricted Assets.

         6.12. Merger. The Borrower will not, nor will it permit any Included Subsidiary to, merge or consolidate with or into any other Person, except that an Included Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary which is also an Included Subsidiary.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Included Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:

          (i)     Sales of Qualifying Loans in the ordinary course of business.

         (ii)     Sales of Securities.

         (iii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Included Subsidiaries previously leased, sold or disposed of (other than Qualifying Loans in the ordinary course of business and Securities) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Included Subsidiaries.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Included Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i) Short-term obligations of, or fully guaranteed by, the United States of America.

         (ii) Commercial paper rated A-l or better by Standard and Poor's Ratings Group, a division of McGraw Hill, or P-l or better by Moody's Investors Service, Inc.

         (iii) Demand deposit accounts maintained in the ordinary course of business.

         (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

         (v) Investments in existence on the date hereof and described in Schedule "3" hereto.

         (vi) Investments in the ordinary course of the Borrower's mortgage banking business to purchase: (a) Qualifying Loans (and in connection with commitments to purchase the same); and (b) real estate acquired by foreclosure.

         (vii) Investments in the ordinary course of the Borrower's mortgage banking business to enter into Rate Hedging Agreements to the extent permitted pursuant to Section 6.11.

         (viii) Investments in Subsidiaries, whether created or acquired, which (i) have executed and delivered either a joinder in this Agreement and thereby assumed joint and several liability for the Borrower's obligations hereunder or a guaranty of the Borrower's obligations hereunder in each case in form and substance satisfactory to the Agent and provided that the Obligations as so undertaken by such Subsidiary constitute "Senior Indebtedness" under the Indenture or any other indenture governing any Subordinated Notes issued hereafter or
                  (ii) are Excluded Subsidiaries.

         (ix) Investments in Subsidiaries which are single purpose, bankruptcy remote entities created to facilitate securitization of the Borrower's Qualifying Loans and are wholly owned by the Borrower, directly or indirectly, and do not have any Indebtedness.

         6.15. Liens. The Borrower will not, nor will it permit any Included Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Included Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

         (v) Liens existing on the date hereof and described in Schedule "4" hereto.

         (vi) Liens in favor of the Agent and the Collateral Agent, for the benefit of the Lenders, granted pursuant to this Agreement or the Security Agreement.

         (vii) Liens with respect to IO Securities, Residual Certificates or excess servicing rights arising from the documents creating and governing such securities, certificates and rights as a result of the subordinate nature of such assets to other senior interests created and governed by such documents.

         (viii) Liens securing Indebtedness permitted under Section 6.11(a)(iii), (vii) or (ix).

         (ix) Liens on (i) Property of Subsidiaries acquired by the Company in existence at the time of such acquisition or (ii) Property of Excluded Subsidiaries.

         6.16. Affiliates. The Borrower will not, and will not permit any Included Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower) except pursuant to the existing agreements listed on Schedule "8" attached hereto and as may be entered into hereafter in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Included Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Included Subsidiary than the Borrower or such Included Subsidiary would obtain in a comparable arms-length transaction.

         6.17.    Financial Covenants.

                  6.17.1. Adjusted Leverage Ratio. The Borrower will not permit, as of the end of any calendar month, the ratio of (A) total liabilities of the Borrower and its Included Subsidiaries on a consolidated basis, as determined in accordance with Agreement Accounting Principles, less Subordinated Indebtedness to (B) Adjusted Tangible Net Worth to exceed 3.0 to 1.0.

                  6.17.2. Adjusted Tangible Net Worth. The Borrower will not, at any time permit its Adjusted Tangible Net Worth to be less than $65,000,000 plus fifty percent (50%) of the sum of (i) the sum of the Borrower's positive net income (excluding losses and determined in accordance with Agreement Accounting Principles) for each fiscal quarter ending after November 30, 1996 plus (ii) 100% of the net proceeds obtained by the Borrower or its Included Subsidiaries through the issuance or sale of stock or additional Subordinated Notes (after deduction of all costs of such issuance or acquisition and any portion of such proceeds used to repay previously issued Subordinated Notes).

         6.18. Compliance with Security Agreement. The Borrower will not fail to perform in any material respect any of its obligations under the Security Agreement or enter into similar security agreements for Qualifying Loans not included in Collateral with any Person other than the Collateral Agent.

         6.19. Recourse Servicing. The Borrower will not at any time acquire or create any Recourse Servicing beyond the Recourse Servicing held by the Company on the Effective Date.

         6.20. FHA and FNMA Approvals. The Borrower (i) will maintain its status as a FHA Title I Approved Mortgagee and remain approved by FHA as a seller/servicer of Title I Qualifying Loans, (ii) will maintain its status as an approved seller/servicer for FNMA for Title I Qualifying Loans unless terminated solely as a result of the Borrower's failure to sell the required number of loans to maintain such status, and (iii) will not permit the FHA or FNMA to withdraw such approval of the Borrower.

         6.21. Approved Investor Commitments. The Borrower will, at all times through the Termination Date, keep the Approved Investor Commitment with Greenwich Capital and the Greenwich Tri-Party Agreement in full force and effect without any reduction or modification adverse to the Lenders except for limitations expressly provided therein, unless specifically approved in writing in advance by the Required Lenders. The Borrower shall maintain all other Approved Investor Commitments to the extent needed to cover the Pledged Qualifying Loans and perform all of its obligations in connection with such Approved Investor Commitments.

         6.22. Settlement Account. The Borrower agrees to maintain the Settlement Account with the Agent with a minimum balance of $100,000 at all times prior to the Termination Date. The Borrower hereby grants to the Agent for the benefit of the Lenders a security interest in such Settlement Account and all deposits therein and interest earned thereon. The Agent shall, in addition to any other rights available to it, have the right, without notice to the Borrower, to set off all or any portion of the Settlement Account against the Obligations at any time after a Default has occurred and is continuing.

         6.23. Subordinated Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to any indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness, other than with proceeds of other Subordinated Indebtedness or proceeds of any issuance of stock in the Borrower or its Included Subsidiaries.

         6.24. Excluded Subsidiaries. The Borrower shall have the right to create, from time to time, an "Excluded Subsidiary" which will not be included in the definition of "Included Subsidiary" and thus will not be subject to certain of the conditions and restrictions imposed by this Agreement provided that (i) each such Excluded Subsidiary shall not be included in the calculation of the Borrower's Adjusted Tangible Net Worth for purposes of calculating the Borrower's compliance with this Agreement and shall not be included in certain other calculations as indicated herein and (ii) the Borrower's aggregate Investment in Excluded Subsidiaries (including without limitation loans and advances to Excluded Subsidiaries) shall not exceed at any time twenty-four percent (24%) of the Borrower's then-current Adjusted Tangible Net Worth. No Subsidiary shall constitute an Excluded Subsidiary until the Borrower has given written notice of such designation to the Agent and certified that such Subsidiary meets the requirements of this Section 6.24.


                                   ARTICLE VII
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made (it being understood that if any of the representations and warranties made in connection with the definition of "Borrowing Base" are not true and correct as of any date with respect to any Pledged Item, such Pledged Item shall be removed from Eligible Collateral as the sole remedy for such failure).

         7.2. Nonpayment of principal of any Note when due (including but not limited to payments required pursuant to Section 2.10.2), or nonpayment of interest upon any Note or of any Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17, 6.19, 6.20, 6.21,
6.22 or 6.23.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under any other Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 30 days after the earlier to occur of (i) receipt of written notice from the Agent or any Lender of such breach or (ii) the date that the Borrower obtains knowledge of such breach.

         7.5. Failure of the Borrower or any of its Subsidiaries to pay when due either (i) the Capitalized Leases with NBD Bank, Agent's Affiliate, or (ii) any other Indebtedness aggregating in excess of $5,000,000 (collectively, items
(i) and (ii) being referred to as "Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed which has not been waived by the holder or holders of such Material Indebtedness, or any other event shall occur or condition exist which has not been so waived, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10.    Any Change in Control shall occur.

         7.11. The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

         7.12. The Security Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of the Security Agreement, or the Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Security Agreement, or the Borrower shall fail to comply with any of the terms or provisions of the Security Agreement.

         7.13. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $500,000 or any Reportable Event shall occur in connection with any Plan.

         7.14. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum.

         7.15. The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions" shall at any time not be true and correct.

         7.16. PEC shall breach or default in the performance of its obligations under the PEC Tri-Party Agreement or the subservicing agreement described therein, which breach or default continues beyond any period of grace therein provided, provided that such breach or default by PEC shall not constitute a Default if the Borrower has not later than 7 days after the occurrence of such breach or default (or the expiration of any grace period, if applicable) replaced PEC with a replacement subservicer satisfactory to the Agent.

         7.17. Greenwich Capital shall breach or default in the performance of its obligations under the Greenwich Tri-Party Agreement or the Approved Investor Commitment described therein, which breach or default continues beyond any period of grace therein provided unless the Borrower has, prior to the expiration of any such grace period available to Greenwich Capital with respect to such breach or default, obtained Approved Investor Commitments, and related Tri-Party Agreements, from other Approved Investors covering Eligible Collateral having an aggregate Borrowing Base value at least equal to the then-existing Coverage Requirement.

         7.18. The Borrower shall breach or default in the performance of the Borrower's obligations under the Approved Investor Commitment issued to the Borrower by Greenwich Capital, which breach or default, if subject to cure under the terms thereof, continues without cure or waiver beyond a date that is two
(2) Business Days prior to the expiration of the cure period available to the Borrower thereunder.


                                  ARTICLE VIII
                  COLLATERAL, ACCELERATION AND OTHER REMEDIES

         8.1. Security and Collateral Agency Agreement. Pursuant to the Security Agreement, a security interest in and a continuing lien upon the Collateral has been created in favor of the Collateral Agent for the benefit of the Lenders.

         8.2. AP Qualifying Loans. The Borrower agrees that while it is in possession of any Required Qualifying Loan Documents for an AP Qualifying Loan, it will hold same in trust and as agent and bailee for the Collateral Agent, without authority to make any other disposition thereof, or of the proceeds thereof, except as may be otherwise permitted in writing by the Collateral Agent. The Borrower assumes the responsibility for loss or destruction of any such Required Qualifying Loan Documents until the same are delivered to the Collateral Agent.

         8.3. Release of Collateral. Upon the request of the Borrower Borrower delivered from time to time to the Agent and the Collateral Agent but subject to Section 6.22, the Agent shall authorize the Collateral Agent to release Collateral (including Ineligible Collateral) specified in such notice from the lien of this Agreement, if, but only if, (i) at the time of such release no Default or Unmatured Default shall have occurred and then be continuing, (ii) the Borrowing Base, after giving effect to such release, is at least equal to the Coverage Requirement or any payment under Section 2.10 which may be required as a result of such release has been made and (iii) the release of such Collateral will not create a violation of any Lending Sublimit or Borrowing Base Sublimit.

         8.4. Settlement Account. There is hereby established with the Agent, for the benefit of the Lenders, a "cash collateral" account of the Borrower, Account #19-29623 ("Settlement Account") into which shall be deposited all cash proceeds from the sale of any Pledged Qualifying Loan. Only the Agent shall have access to the Settlement Account. All amounts in the Settlement Account shall be applied as described in Section 2.10.3.

         8.5. Termination. If all Commitments under this Agreement shall have expired or been terminated pursuant to the express terms hereof and no Obligations shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash standing to the credit of the Settlement Account and shall cause the Collateral Agent to return to the Borrower all Required Qualifying Loan Documents and any other items relating to the Pledged Qualifying Loans delivered to the Collateral Agent and not previously returned to the Borrower or delivered at the Borrower's direction hereunder. The receipt by the Borrower of any cash in the Settlement Account and of all such items related to the Pledged Qualifying Loans returned or delivered to the Borrower pursuant to any provision of this Agreement, together with UCC-3 termination statements executed by the Agent, shall be a complete and full acquittance for all items related to the Pledged Qualifying Loans so delivered.

         8.6. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (i) terminate the obligations of the Lenders to make Loans hereunder and they shall, upon notice to the Borrower, terminate and/or (ii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.7.    Other Remedies.

                 (i) Unless a Default shall have occurred and then be continuing, the Borrower shall be entitled to receive and collect directly all sums payable to the Borrower in respect of the Collateral except proceeds from the sale thereof which shall be deposited into the Settlement Account for application pursuant to Section 2.10.3.

                 (ii) Upon the occurrence of a Default and during the continuance thereof, the Agent and the Collateral Agent, on behalf of the Lenders, shall be entitled to all the rights and remedies hereunder and in the Security Agreement, subject to the limitations and requirements of Paragraph 16 thereof, and all other rights or remedies at law or in equity existing or conferred upon the Lenders by other jurisdictions or other applicable law.

                 (iii) Following the occurrence and during the continuance of a Default or an Unmatured Default, no Lender shall be obligated to fund any Loan hereunder.

                 (iv) Following the occurrence of a Default and during the continuance thereof, the Borrower agrees that the Borrower and the Agent shall, if so directed by a vote of the Required Lenders, implement certain procedures with respect to the Borrower's funding of AP Qualifying Loans, all at the Borrower's sole expense. Such procedures may include, but are not limited to: (i) reducing the advance rate against Eligible Collateral which are AP Qualifying Loans for purposes of determining the Collateral Value component of the Borrowing Base, (ii) requiring that if (A) AP Qualifying Loans are acquired with wire transfers, such wire transfers originate from accounts located at a lending office of a Lender, (B) AP Qualifying Loans are acquired with funds from accounts which are not located at a lending office of a Lender, the financial institution which holds such account enter into an agreement with the Borrower and the Agent which shall provide that the Agent shall have exclusive dominion and control over the funds in such account, (iii) requiring the Borrower to provide the Agent and the Lenders with such information regarding the acquisition of such AP Qualifying Loans as the Required Lenders may reasonably request. The Borrower, at its expense, shall from time to time execute and deliver to the Agent or the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Agent may reasonably request in order to more fully implement such procedures.

                 (v) The Borrower waives, to the extent permitted by law, any right to require the Agent or any Lender to (i) proceed against any Person, (ii) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.

                 (vi) The Agent on behalf of the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Qualifying Loans, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. The Borrower shall provide any and all information required by the Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of 2% plus the Alternate Base Rate from the time of payment until repaid, shall become a part of the Obligations.

                 (vii) Following the occurrence of a Default and the acceleration of the Obligations the Agent shall be entitled to receive and collect all sums payable to the Borrower in respect of the Collateral and (a) the Agent, at the request of the Required Lenders, may in its own name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, (b) the Borrower shall receive and hold in trust for the Lenders any amounts thereafter received by the Borrower upon or in respect of any of the Collateral, advising the Agent as to the source of such funds and, if the Agent so requests at the direction of the Required Lenders, forthwith paying such amounts to the Agent, and (c) any and all amounts so received and collected by the Agent either directly or from the Borrower shall be deposited in the Settlement Account.

         8.8. Application of Proceeds. After a Default and acceleration of the Obligations, the proceeds of any sale or enforcement of all or any part of the Collateral pursuant to the Security Agreement and the balance of any moneys in the Settlement Account shall be applied by the Agent:

                 FIRST, to the payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith;

                 SECOND, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;

                 THIRD, to the payment of the outstanding principal balance of, and all accrued and unpaid interest on and Fees attributable to, all Loans under this Agreement, ratably according to the amount so due to each Lender, until such amounts are paid in full;

                 FOURTH, to the extent proceeds remain after application under the preceding subparagraphs, to the payment of all remaining Obligations, until such amounts are paid in full; and

                 FIFTH, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Obligations, the Borrower shall remain liable for any deficiency.

         8.9. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX
                    AMENDMENTS; WAIVERS; GENERAL PROVISIONS

         9.1. Amendments and Waivers. Other than (a) Commitment increases pursuant to Section 12.4 (which may be accomplished solely by the Borrower, the Agent and the subject Lender) and (b) temporary waivers of Collateral eligibility permitted pursuant to the definition of "Borrowing Base" (which may be accomplished solely by the Agent), the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:

         (i) Extend the final maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Termination Date, or reduce the amount of or extend the payment date for the mandatory payments required under
                 Section 2.10, or increase the amount of the Commitment of any Lender hereunder (other than in accordance with Section 12.4).

         (iv)    Amend this Section 9.1.

         (v) Except as provided herein or in the Security Agreement, release any Collateral.

         (vi) Amend the definitions of "Eligible Title I Qualifying Loan," "Eligible Conventional HI/DC Qualifying Loan", "Borrowing Base" or "Collateral Value".

         (vii) Permit the Borrower to assign its rights under this Agreement or amend or waive any restriction on the Borrower's ability to assign its rights or obligations under any of the Loan Documents.

         (viii)  Amend or waive any Lending Sublimits or Borrowing Base
                 Sublimits.

         (ix) Amend or waive any provision herein regarding the indemnification of the Agent, the Collateral Agent or any Lender.

         (x) Amend or waive any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder.

No amendment of any provision of this Agreement relating to the Agent or the Collateral Agent shall be effective without the written consent of the Agent or the Collateral Agent, as the case may be. In addition, the consent of the Collateral Agent shall be required for the effectiveness of any amendment referred to in Section 9.1(iv), (v), (vi), (viii) and/or (ix) above. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         9.2. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.3. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.4. Taxes. Any taxes (excluding federal or state income taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Collateral Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof, other than the fee letter described in Section 2.7.3 and any other agreements entered into in connection with the fees described in Sections 2.7.4 and 2.7.5.

         9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7. Expenses; Indemnification. The Borrower shall reimburse the Agent and the Collateral Agent for any costs, internal charges (other than any charges or allocations based on the salaries of or time spent by any non-attorney employees of the Agent or Collateral Agent) and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Collateral Agent, which attorneys may be employees of the Agent or the Collateral Agent) paid or incurred by the Agent or the Collateral Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Collateral Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Collateral Agent and the Lenders, which attorneys may be employees of the Agent, the Collateral Agent or the Lenders) paid or incurred by the Agent, the Collateral Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, the Collateral Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Collateral Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined by a court of competent jurisdiction in a final and non-appealable order to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.
The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8. Nonliability of Lenders. The relationship between the Borrower and the Lenders, the Agent and the Collateral Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Collateral Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Collateral Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought, or with respect to the liability of any Lender, from the failure of such Lender to fund a Loan when required under the terms of this Agreement. Neither the Agent, the Collateral Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.11. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.12. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.13. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.5.

         9.14. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.15. Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that NBD Bank, an Affiliate of First Chicago, holds certain Capitalized Leases with the Borrower and First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, and (ii) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from the existence of such investments, loans or relationships or conflicts of interest related thereto other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.


                                   ARTICLE X
                       THE AGENT AND THE COLLATERAL AGENT

         10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. First Chicago National Processing Corporation is hereby appointed by the Lenders as the Collateral Agent hereunder and under the Security Agreement, and each of the Lenders irrevocably authorizes the Collateral Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the Security Agreement. The Agent and the Collateral Agent are hereby authorized to enter into the Security Agreement on behalf of the Lenders and all obligations of the Lenders thereunder shall be binding upon each Lender as if such Lender had executed the Security Agreement. For purposes of this
Article X (other than Section 10.12), each reference to the term "Agent" shall be deemed to be a collective reference to the Agent and the Collateral Agent. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Without limiting Section 10.3 below, each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct, or with respect to the liability of any Lender, for the failure of such Lender to fund a Loan when required under the terms of this Agreement.

         10.4. No Responsibility for Loans, Recitals, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the

Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.


                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         11.3. Custodial Accounts. The Borrower agrees that funds received and held by the Borrower as custodian for any mortgage pools or Security which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provision of the foregoing subsections of this Article XI shall not apply to such custodial accounts. The Borrower shall not deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.

                                  ARTICLE XII
               ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2.   Participations.

                 12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                 12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any payment of principal of, or interest or fees on, any such Loan or Commitment or releases any portion of Collateral (other than as expressly permitted pursuant to the Loan Documents).

                 12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3.   Assignments.

                 12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "J" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment which is for less than the remaining amount of the assigning Lender's Commitment shall not leave the assigning Lender with a Commitment of less than $10,000,000.

                 12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit "J" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting the revised commitments and percentages of each of the Lenders and shall distribute such revised Schedule "1" to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

         12.4             Commitment Increases.

                          12.4.1. Increases to Aggregate Commitment.  The
Borrower shall have the right to increase the Aggregate Commitment by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (A) the Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (B) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (C) the procedure described in Section 12.4.2 has been complied with, provided further that the Aggregate Commitment shall not at any time exceed $90,000,000 without the approval of the Agent and all of the Lenders.

                          12.4.2. Procedure for Increases and Addition of New
Lenders. This Agreement permits certain increases in a Lender's Commitment and the admission of new Lenders providing new Commitments, without any consents or approvals from the other Lenders. Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit "K" and shall only require the written signatures of the Agent, the Borrower and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Aggregate Commitment to exceed $90,000,000. In addition, within a reasonable time after the effective date of any increase, the Agent shall, and is hereby authorized and directed to, revise Schedule "1", reflecting such increase and shall distribute such revised Schedule to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

         12.5. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.13 of this Agreement.

         12.6. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.3.

                                  ARTICLE XIII
                                    NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Agent or any Lender, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of the Collateral Agent, at its address or facsimile number set forth on the signature pages of the Security Agreement or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone that it has taken such action.


                                   ARTICLE XV
          CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE

VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.




                    {Rest of page intentionally left blank}

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                MEGO MORTGAGE CORPORATION, a Delaware
                                corporation


                                By:
                                   -------------------------------------------
                                Print Name:
                                           -----------------------------------
                                Title:
                                      ----------------------------------------
                                        1000 Parkwood Circle, Fifth
                                        Floor Atlanta, Georgia  30339
                                        Phone:  (800) 550-6346 Fax:
                                        Fax:    (800) 694-6346
                                        Attention:    Jeff S. Moore, President


                                THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually and as Agent


                                By:
                                   -------------------------------------------
                                Print Name:
                                           -----------------------------------
                                Title:
                                      ----------------------------------------
                                        One First National Plaza
                                        Chicago, Illinois  60670
                                        Phone:  (312) 732-1100
                                        Fax:    (312) 732-6222
                                        Attention:    Ann H. Chudacoff

                                 BANK UNITED


                                 By:
                                    ---------------------------------------
                                 Print Name:
                                            -------------------------------
                                 Title:
                                       ------------------------------------
                                         400 Colony Square, Suite 200
                                         Atlanta, Georgia 30361
                                         Phone: (404) 877-9192
                                         Fax:   (404) 877-9195

                                         Attention:  John D. West
                                                     Regional Director

                                  SCHEDULE "1"

                     COMMITMENTS AND COMMITMENT PERCENTAGES




                                                                                                      PRIMARY
                                                           COMMITMENT             PRIMARY            COMMITMENT           SWINGLINE
                 LENDER              COMMITMENT            PERCENTAGE           COMMITMENT           PERCENTAGE           COMMITMENT
                 ------              ----------            ----------           ----------           ----------           ----------
          The First National         $20,000,000            50.0000%            $15,000,000           42.8571%            $5,000,000
          Bank of Chicago

          Bank United                $20,000,000            50.0000%            $20,000,000           57.1429%               -0-

                                  SCHEDULE "2"

                           LIST OF APPROVED INVESTORS


                     Greenwich Capital Markets, Inc. (1, 2, 3)

               Greenwich Capital Financial Products, Inc.(1, 2, 3)

                               BankBoston, N.A. (1)

                                 Atlantic Bank (1)

                     Federal National Mortgage Association (1)

                                  SCHEDULE "3"

                       SUBSIDIARIES AND OTHER INVESTMENTS
                          (See Sections 5.8 and 6.14)


Investment
Excluded                  Owned             Amount of         Percent        Jurisdiction of
   In                      By              Investment        Ownership        Organization    or Included
----------                -----            ----------       ----------       ---------------  -----------

Mego Mortgage             Borrower         $3,000.00        100%               Delaware       Excluded
Home Loan
Acceptance
Corporation

                                  SCHEDULE "4"

                             INDEBTEDNESS AND LIENS
                       (See Sections 5.14, 6.11 and 6.15)


                                                                             Maturity and
Indebtedness              Indebtedness          Property                     Amount of
Incurred By               Owed To               Encumbered (If Any)          Indebtedness
-----------               -------               -------------------          -------------

Mego                      Bank Boston,          Specifically                 Up to $30,000,000
Mortgage                  N.A., (formerly       Pledged Unsold               Matures August, 1997,
Corporation               known as The          Loan                         To be satisfied at the
                          First National        Inventory                    closing of this
                          Bank of Boston                                     transaction.

Mego                      Greenwich             Specific Mortgage            Up to $11,000,000
Mortgage                  Capital               Related Securities           Matures in May, 1988
Corporation               Markets, Inc.

                                  SCHEDULE "5"

                       BORROWER'S UNDERWRITING STANDARDS

                                  SCHEDULE "6"

                    BORROWER'S PROPERTY VALUATION PROCEDURES

                                  SCHEDULE "7"

                  DESCRIPTION OF TRUSTEE'S RIGHT TO TERMINATE
            THE BORROWER'S RIGHTS TO SERVICE CERTAIN SECURITIZATIONS
                               (See Section 5.12)

Description of Trustee's Right to Terminate the Borrower's Rights to Service First Securitization - Mego Mortgage FHA Title I Loan Trust 1996-1.

Pooling and servicing agreements relating to the Borrower's securitization transactions contain provisions with respect to the maximum permitted loan delinquency rates and loan default rates, which, if exceeded, would allow the termination of the Borrower's right to service the related loans. At present, the delinquency rates on the pools of loans sold in the March 1996 securitization transaction, Mego Mortgage FHA Title I Loan Trust 1996-1, and the August 1996 securitization, Mego Mortgage Title I Loan Trust 1996-2, exceeds the permitted limit set forth in the related pooling and servicing agreement. Accordingly, this condition could result in the termination of the Borrower's servicing rights with respect to those pools of loans by the trustee, the master servicer or the insurance company providing credit enhancement for that transaction. Although the insurance company has indicated that it, and to its knowledge, the trustee and the master servicer have no present intention to terminate the Borrower's servicing rights related to those pools of loans, no assurance can be given that one or more of such parties will not exercise its right to terminate. In the event of such termination, there would be a material adverse effect on the valuation of the Borrower's mortgage servicing rights and the results of operations in the amount of mortgage servicing rights on the date of termination.

                                  SCHEDULE "8"

               DESCRIPTION OF EXISTING AGREEMENTS WITH AFFILIATES
                               (See Section 6.16)

1) Services and Consulting Agreement dated as of September 1, 1996 between Borrower and Preferred Equities Corporation.

2) Loan Program Sub-Servicing Agreement entered into as of September 1, 1996 between Borrower and Preferred Equities Corporation, as amended by letter agreement dated December 1, 1996.

3) Tax Allocation and Indemnity Agreement between Borrower and Mego Financial Corp. dated as of Nov. 1996.

4) Agreement between Borrower and Mego Financial Corp. dated Nov. 1996 in which Borrower agrees to take no action which could reduce Mego Financial Corp.'s ownership of Borrower below 80% without the consent of Mego Financial Corp.

                                  SCHEDULE "9"

                  FORM OF DELINQUENCY, DEFAULT AND LOSS REPORT

                                  EXHIBIT "A"

                                      NOTE


                                                                   June 20, 1997


         MEGO MORTGAGE CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of _________________________________ (the
"Lender") the lesser of the Lender's Commitment under the Agreement (as hereinafter defined) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and any accrued and unpaid interest on the Loans in full on the Termination Date, unless payment is required or permitted earlier pursuant to the terms of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 20, 1997 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Security Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         This Note is to be governed by and construed and enforced in accordance with the laws of the State of Illinois.

                                        MEGO MORTGAGE CORPORATION, a Delaware
                                        corporation


                                        By:
                                           ----------------------------------
                                        Print Name:
                                                   --------------------------
                                        Title:
                                              -------------------------------

                  SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                       NOTE OF MEGO MORTGAGE CORPORATION,
                              DATED JUNE 20, 1997


                  Principal                 Maturity                 Principal
                  Amount of                 of Interest                Amount                  Unpaid
Date                 Loan                    Period                     Paid                  Balance
----              ----------               -----------              ------------              -------

                                  EXHIBIT "B"

                                FORM OF OPINION

                                                                   June 20, 1997

The Agent and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

         We are counsel for Mego Mortgage Corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of June 20, 1997 (the "Agreement") among the Borrower, the Lenders named therein, and The First National Bank of Chicago, as Agent, and providing for Advances in an aggregate principal amount not exceeding $40,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined the Borrower's certificate of incorporation, by-laws, resolutions, the Loan Documents, the Uniform Commercial Code financing statements (the "Financing Statements") relating to the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate authority to conduct its business in each jurisdiction in which its business is conducted, to the extent failure to maintain such authority would have a material adverse effect on the business of the Borrower.

         2. The execution and delivery of the Loan Documents by the Borrower and the performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

                 (a)      require any consent of the Borrower's shareholders;

                 (b) violate any law, rule or regulation, binding on the Borrower or the Borrower's certificate of incorporation or by-laws or any order, writ, judgment, injunction, decree, award, indenture, instrument or agreement binding upon the Borrower of which we are aware (except that we express no opinion as to any law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture or agreement the violation of which would not have a material adverse effect on the Borrower); or

                 (c) except as created by the Loan Documents, result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower of which we are aware.

         3. Upon the execution of the Loan Documents by [Authorized Officers], the Loan Documents shall be duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. To the best of our knowledge, there is no litigation or proceeding against the Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No approval, authorization, consent, adjudication or order of any federal or Delaware governmental authority, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or in connection with the payment by the Borrower of the Obligations.

         6. The Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Notes.

         7. The provisions of the Collateral Documents are sufficient to create in favor of the Lenders a security interest in all right, title and interest of the Borrower in those items and types of collateral described in the Collateral Documents in which a security interest may be created under
Article 9 of the Uniform Commercial Code as in effect in Illinois. Upon the execution of the Financing Statements by [Authorized Officers], the Financing Statements shall be duly executed by the Borrower. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in each state indicated in Exhibit A hereto. Such filings, together with the payment of any required filing fees, are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of the Borrower in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention to the fact that the Lenders' security interest in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.

         This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                        Very truly yours,


                                        -----------------------------------


NOTE:    Counsel's opinion will be limited to Federal law the General
                Corporation Law of Delaware and Florida law except counsel will opine as to UCC in Illinois and for purposes of the opinion in paragraph 3 counsel will assume substantive law or Illinois is substantially similar to Florida law. In addition, as to factual matters counsel will rely on representations of the

                 Borrower. Also, counsel's opinion will contain its standard qualifications and assumptions. For purposes of the opinion in paragraph 2(b) counsel will assume Bank of Boston has been paid and has released existing liens.

                                  EXHIBIT "C"

                     FORM OF GREENWICH TRI-PARTY AGREEMENT

                                  EXHIBIT "D"

                             COLLATERAL TRANSMITTAL


1.   CUSTOMER NAME _____________________________________________

2.   LOAN NUMBER _______________________________________________

3.   MORTGAGOR _________________________________________________
               SURNAME ONLY

4.   AP STATUS CODE ____________________________________________

5.   DEPOSIT DATE ______________________________________________

6.   ORIGINAL NOTE AMOUNT $_____________________________________

7.   OUTSTANDING PRINCIPAL BALANCE $____________________________

8.   ACQUISITION COST $_________________________________________

9.   TAKE-OUT VALUE $___________________________________________

10.  NOTE DATE _________________________________________________

11.  NOTE RATE _________________________________________________

12.  LOAN TYPE _________________________________________________

13.  LOAN LTV __________________________________________________
     (FOR SECURED CONVENTIONAL ONLY)

                                  EXHIBIT "E"

                              AGREEMENT TO PLEDGE

                     SECURITY AGREEMENT AS PROVIDED FOR BY
                    THE UNIFORM COMMERCIAL CODE OF ILLINOIS


         Mego Mortgage Corporation (the "Borrower") pursuant to that certain Credit Agreement dated as of April _____, 1997 (as amended, extended and replaced from time to time, the "Credit Agreement") among the Borrower, The First National Bank of Chicago, as agent, and certain other Lenders, and pursuant to that certain Security and Collateral Agency Agreement among the Borrower, the Agent, the Lenders and First Chicago National Processing Corporation (the "Collateral Agent") for new value this day received, and as security for the payment of any and all indebtedness and obligations of the Borrower under the Credit Agreement, hereby creates and grants to the Collateral Agent for the benefit of the lenders under the Credit Agreement a security interest in and to the mortgage loans identified as AP Qualifying Loans by the inclusion of an "AP Status Code" on the Borrower's Collateral Transmittals on the date indicated below which provide the information concerning the AP Qualifying Loans required by the Credit Agreement. All capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

                                        MEGO MORTGAGE CORPORATION, a Delaware
                                        corporation


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------


Dated:_______________, 199_.

                                  EXHIBIT "F"

                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 20, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Mego Mortgage Corporation (the "Borrower"), the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected _____________________ of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II attached hereto sets forth the various reports and deliveries which are required under the Credit Agreement, the Security Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of ______________, 19___.



                                        ----------------------------------

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                     Compliance as of _________, 199_ with
                      Provisions of ______ and ________ of
                                 the Agreement

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                             Reports and Deliveries

                                  EXHIBIT "G"

                           BORROWING BASE CERTIFICATE


         Reference is made to that certain Credit Agreement (the "Credit Agreement"), among MEGO MORTGAGE CORPORATION (the "Borrower"), the lenders named therein (the "Lenders") and The First National Bank of Chicago, as agent for the Lenders, dated as of June 20, 1997. Capitalized terms not otherwise defined herein are used with the same meanings as in the Credit Agreement.


Borrowing Base:(1)
--------------
         Collateral Value of the following Eligible Collateral:

         1.      Eligible Title I Qualifying Loans                              $
                                                                                 -------------------------------------------

                 Total times .97                                                $
                                                                                 -------------------------------------------

         2.      Eligible Conventional HI/DC Qualifying Loans                   $
                                                                                 -------------------------------------------

                 (a)      Non-HLTV Loans with FICO scores of over 620           $
                                                                                 -------------------------------------------
                 (b)      HLTV Loans with FICO scores of over 620               $
                                                                                 -------------------------------------------
                 (c)      Non-HLTV Loans with FICO scores of 600-620            $
                                                                                 -------------------------------------------
                 (d)      HLTV Loans with FICO scores of 600-620                $
                                                                                 -------------------------------------------
                 (e)      6% of Aggregate Commitment                            $
                                                                                 -------------------------------------------
                 (f)      Total (sum of (i) items (a) and (b) and (ii) lower    $
                          of (A) the sum of items (c) and (d) or (B) item (e))   -------------------------------------------
                          times .95

         3.      Excess of Unsecured Title I Qualifying Loans                   $
                 over 5% of Aggregate Commitment                                 -------------------------------------------
                 over 5% of Aggregate Commitment
                 times .97

         4.      Excess of Unsecured Conventional HI/DC Qualifying              $
                 Loans over 5% of Aggregate Commitment                           -------------------------------------------
                 times .95





__________________________________

    (1)  Each  category  excludes any  Collateral  which  is  Ineligible
         Collateral as of the date hereof, except for ineligibility due to delinquencies which is addressed on an aggregated basis by an adjustment to the Borrowing Base.

         Borrowing Base from Eligible Collateral                             $
         (sum of Items 1 and 2(f) less Items 3 and 4)                         -------------------------------------------


         Add:    Unrestricted Balance in Settlement Account                  $
                 in excess of $100,000*                                       -------------------------------------------
         Less:   Uncleared Loan Funding Checks                               $
                                                                              -------------------------------------------

         Reconciling Items:       Timing Difference
                                  Loan Detail Difference
                                                                             --------------------------------------------

         BORROWING BASE
                                                                             ============================================

         COVERAGE REQUIREMENT:
                 Advances                                                    $
                                                                              -------------------------------------------

         EXCESS OF BORROWING BASE OVER
         COVERAGE REQUIREMENT                                                $
                                                                              -------------------------------------------




* After deduction of proceeds from disposition of Eligible Collateral included in Borrowing Base calculation for the Business Day such proceeds are received, to avoid duplication.


         Certification: To the best of the knowledge and belief (after reasonable investigation) of the officer of the Borrower executing this Certificate, the Borrower hereby certifies to The First National Bank of Chicago for the benefit of lenders under the Credit Agreement that: (a) the above information is, and the computations are accurate and complete and in accordance with the requirements of the Credit Agreement, and (b) as of the date hereof, (1) all representations and warranties of the Borrower set forth in the Credit Agreement are accurate and complete, (2) there does not exist a Default or an Unmatured Default under the Credit Agreement, and (3) the Borrower has given written notice to The First National Bank of Chicago of any Default or Unmatured Default if such now exists under the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Borrowing Base Certificate to be executed and delivered by its duly authorized officer this ___ day of __________, 199_.


                                        MEGO MORTGAGE CORPORATION


                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

                                  EXHIBIT "H"

                        FORM OF PEC TRI-PARTY AGREEMENT

                                  EXHIBIT "I"

                   SECURITY  AND COLLATERAL AGENCY AGREEMENT

                                  EXHIBIT "J"

                              ASSIGNMENT AGREEMENT


         This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and _________________ (the
"Assignee") is dated as of _________________, 19__. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of
Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in
Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Annex "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section
12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date.
If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the facility fee was ___ of 1% less than the facility fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

*to be inserted if required by the Credit Agreement.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                        [NAME OF ASSIGNOR]

                                        By:
                                                -------------------------------
                                        Title:
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------

                                        [NAME OF ASSIGNEE]

                                        By:
                                                -------------------------------
                                        Title:
                                                -------------------------------
                                                -------------------------------
                                                -------------------------------

                                   SCHEDULE 1
                            to Assignment Agreement

1.       Description and Date of Credit Agreement:

2.       Date of Assignment Agreement:               , 19
                                        -------------    --

3.       Amounts (As of Date of Item 2 above):

                                                   Facility                     Facility    Facility    Facility
                                                       1*               2*         *3          *4
                                                   --------         --------   ---------    --------
         a.      Total of Commitments
                 (Loans)** under
                 Credit Agreement                 $               $           $             $
                                                   --------         --------   ---------

         b.      Assignee's Percentage
                 of each Facility purchased
                 under the Assignment
                 Agreement***                               %               %           %            %
                                                    --------        --------   ---------     --------

         c.      Amount of Assigned Share in
                 each Facility purchased under
                 the Assignment
                 Agreement                        $               $           $             $
                                                   ---------        --------   ---------

4.       Assignee's Aggregate (Loan
         Amount)**  Commitment Amount
          Purchased Hereunder:                                     $


5.       Proposed Effective Date:
                                                                               ---------

Accepted and Agreed:

[NAME OF ASSIGNOR]                      [NAME OF ASSIGNEE]

By:                                     By:
   ------------------------------          ---------------------------------
Title:                                  Title:
      ---------------------------             ------------------------------



  *      Insert specific facility names per Credit Agreement
 ** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***      Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   ANNEX "I"
                            to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT


                                        ____________________, 19__


To:            [NAME OF BORROWER]*

               -------------------

               -------------------

               [NAME OF AGENT]

               -------------------

               -------------------

From:    [NAME OF ASSIGNOR] (the "Assignor")

               [NAME OF ASSIGNEE] (the "Assignee")


               1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

               2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

               3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in
Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1.
The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

*To be included only if consent must be obtained from the Borrower pursuant to
Section 12.3.1 of the Credit Agreement.

               4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of
Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the
Assignee.   At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

               5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $2,500 required by Section
12.3.2 of the Credit Agreement.

               6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

               7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

               8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

               9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                                       NAME OF ASSIGNEE

By:                                          By:
   -------------------------------              ------------------------------
Title:                                       Title:
      ----------------------------                 ---------------------------

ACKNOWLEDGED [AND CONSENTED TO]              ACKNOWLEDGED [AND CONSENTED TO]
BY [NAME OF AGENT]                           BY [NAME OF BORROWER]


By:                                          By:
   -------------------------------              ------------------------------
Title:                                       Title:
       ---------------------------                 ---------------------------

                 [Attach photocopy of Schedule 1 to Assignment]

                                  EXHIBIT "K"

              FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT



         This AMENDMENT is made as of the _____ day of __________, 19___ by and among Mego Mortgage Corporation (the "Borrower"), The First National Bank of Chicago, as agent under the "Credit Agreement" (as defined below) (the "Agent") and _________________________ (the "Supplemental Lender").

         The Borrower, the Agent and certain other Lenders, as described therein, are parties to a Credit Agreement dated as of June 20, 1997 (the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

         Pursuant to Section 12.4.1 of the Credit Agreement, the Borrower has the right to increase the Aggregate Commitment by obtaining additional Commitments upon satisfaction of certain conditions. Pursuant to Section
12.4.2 of the Credit Agreement, this Amendment requires only the signature of the Borrower, the Agent and the Supplemental Lender so long as the Aggregate Commitment is not increased above $90,000,000.

         The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment, or (b) a new Lender which is a lending institution whose identity the Agent will approve by its signature below.

         In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a Commitment of $_______________, consisting of a Primary Commitment of $__________ and a Swingline Commitment of $____________ resulting in a new Aggregate Commitment of $_______________ as of the date hereof, and if it is a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.

         The Borrower has executed and delivered to the Supplemental Lender as of the date hereof new or amended and restated Notes in the form attached to the Credit Agreement as Exhibit A to evidence the new or increased Commitment of the Supplemental Lender.

         IN WITNESS WHEREOF, the Agent, the Borrower and the Supplemental Lender have executed this Amendment as of the date shown above.

                                        MEGO MORTGAGE CORPORATION

                                        By:
                                           -----------------------------------
                                                Its
                                                   ---------------------------
                                        By:
                                           -----------------------------------
                                                Its
                                                   ---------------------------


                                        THE FIRST NATIONAL BANK OF CHICAGO, as
                                        Agent


                                        By:
                                           -----------------------------------
                                                Its
                                                   ---------------------------

                                  EXHIBIT "L"

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated June 20, 1997 (as the same may be amended or modified, the "Credit Agreement"), among Mego Mortgage Corporation (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 ----------------------------------------------

Customer/Account Name
                      ---------------------------------------------------------

Transfer Funds To
                 --------------------------------------------------------------

                 --------------------------------------------------------------

                 --------------------------------------------------------------

For Account No.
               ----------------------------------------------------------------

Reference/Attention To
                      ---------------------------------------------------------

Authorized Officer (Customer Representative)    Date
                                                    ---------------------------


--------------------------------------------    -------------------------------
(Please Print)                                          Signature


Bank Officer Name                               Date
                                                    ---------------------------


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(Please Print)                                          Signature


   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                  EXHIBIT "M"

                            MARKET VALUATION FORMULA


             See most recent pricing letter from Greenwich Capital Markets, Inc. or other Approved Investors.

                                  EXHIBIT "N"

               INITIAL APPROVED MARKET VALUE REFERENCE INVESTORS


         1.    Cityscape Corp.

         2.    First Plus Financial, Inc.

         3.    The Money Store

         4.    Clearview Capital

         5.    Greentree Financial Corp.

         6.    Statewide

         7.    Associates

         8.    Preferred Credit Corp.






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